UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a‑101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material under §240.14a‑12

BRIDGEWATER BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 23, 2019

To the shareholders of Bridgewater Bancshares, Inc.:

The annual meeting of the shareholders of Bridgewater Bancshares, Inc.,  a Minnesota corporation, will be held online at www.virtualshareholdermeeting.com/BWB2019, on Tuesday, April 23, 2019, at 2:00 p.m., Central Time, for the following purposes:

1.	to elect the three nominees named in the accompanying proxy statement to serve as Class I directors, each for a term expiring at the 2022 annual meeting of shareholders;
2.	to approve the second amendment and restatement of the articles of incorporation of Bridgewater Bancshares, Inc. to cancel the entire class of non-voting common stock, $0.01 par value per share;
3.	to approve the Bridgewater Bancshares, Inc. 2019 Equity Incentive Plan;
4.	to ratify the appointment of CliftonLarsonAllen LLP as our independent registered public accounting firm for the year ending December 31, 2019; and
5.	to transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.

There will not be a physical meeting at the Company’s principal executive offices. You will be able to attend the meeting online, vote your shares electronically, and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/BWB2019.  We are not aware of any other business to come before the annual meeting.  The board of directors has fixed the close of business on February 25, 2019, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. If there are an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the meeting, the meeting may be adjourned or postponed to permit our further solicitation of proxies.

By order of the Board of Directors,

Jerry Baack
Chairman, President and Chief Executive Officer
Bloomington, Minnesota
March 19, 2019

YOUR VOTE IS IMPORTANT. PLEASE EXERCISE YOUR SHAREHOLDER RIGHT TO VOTE,
REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING.

QUESTIONS AND ANSWERS	3

PROPOSAL 1 – ELECTION OF DIRECTORS	6

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS	10

EXECUTIVE COMPENSATION	17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	23

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	25

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	25

AUDIT COMMITTEE REPORT	27

PROPOSAL 2 – APPROVAL OF THE SECOND AMENDMENT AND RESTATEMENT OF THE COMPANY’S ARTICLES OF INCORPORATION TO CANCEL THE ENTIRE SERIES OF NON-VOTING COMMON STOCK, $0.01 PAR VALUE PER SHARE	28

PROPOSAL 3 – APPROVAL OF THE 2019 EQUITY INCENTIVE PLAN	29

PROPOSAL 4 – RATIFICATION OF THE APPOINTMENT OF CLIFTONLARSONALLEN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	38

APPENDIX A – SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF BRIDGEWATER BANCSHARES, INC.	A-1

APPENDIX B – BRIDGEWATER BANCSHARES, INC. 2019 EQUITY INCENTIVE PLAN	B-1

BRIDGEWATER BANCSHARES, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 23,  2019

These proxy materials are furnished in connection with the solicitation by the Board of Directors (the “Board”) of Bridgewater Bancshares, Inc. (the “Company”) of proxies to be used at the 2019 annual meeting of shareholders of the Company, to be held virtually on Tuesday, April 23, 2019, at 2:00 p.m., Central Time, and at any adjournments or postponements of such meeting. There will not be a physical meeting at the Company’s principal executive offices. You will be able to attend the meeting online, vote your shares electronically, and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/BWB2019.  A complete list of the shareholders entitled to vote at the 2019 annual meeting of shareholders is kept on file at the Company’s principal executive offices, located at 3800 American Boulevard West, Suite 100, Bloomington, Minnesota 55431.

The Company is a Minnesota corporation and a registered financial holding company, which owns all of the issued and outstanding capital stock of Bridgewater Bank, a Minnesota state-chartered bank (the “Bank”).

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 23, 2019:

Our proxy statement and 2018 annual report on Form 10‑K are available online at https://materials.proxyvote.com/108621.

QUESTIONS AND ANSWERS

The following is information regarding the meeting and the voting process, presented in a question and answer format.

Why did I receive the proxy materials?

You received the proxy materials because you owned shares of our common stock on February 25, 2019, the record date for the annual meeting. This proxy statement describes the matters that will be presented for consideration by the shareholders at the meeting. It also gives you information concerning those matters to assist you in making an informed decision.

What matters will be voted on at the meeting?

You are being asked to vote on: (i) the election of the three nominees named in this proxy statement to serve as Class I directors, each for a term expiring at the 2022 annual meeting of shareholders; (ii) the approval of the second amendment and restatement of the Articles of Incorporation of the Company (the “Articles”) to cancel the entire class of non-voting common stock, $0.01 par value per share (the “Amendment and Restatement”) (the Articles currently authorize 10,000,000 shares of non-voting common stock, par value $0.01 per share);  (iii) the approval of the Bridgewater Bancshares, Inc. 2019 Equity Incentive Plan (the “2019 Plan”); and (iv) the ratification of the appointment of CliftonLarsonAllen LLP as our independent registered public accounting firm for the year ending December 31, 2019.  These matters are more fully described in this proxy statement.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares “FOR” the election of each of the director nominees named in this proxy statement, “FOR” the approval of the Amendment and Restatement,  “FOR” the approval of the 2019 Plan and “FOR” the ratification of the appointment of our independent registered public accounting firm for the year ending December 31, 2019.

How do I vote?

If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote using the enclosed proxy card. Voting instructions are provided on the proxy card contained in the proxy materials.

If you are a street name holder (that is, if you hold your shares through a bank, broker or other holder of record), you must provide your voting instructions in accordance with the voting instruction form provided by your bank, broker or other holder of record, who will then vote your shares on your behalf. The availability of telephone or internet voting will depend upon your bank’s, broker’s, or other holder of record’s voting process.

What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you:  (i) indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board; or (ii) sign and return a proxy card without giving specific voting instructions; then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their judgment with respect to any other matters properly presented for a vote at the meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non‑vote.”

At the meeting, the election of directors, the approval of the Amendment and Restatement and the approval of the 2019 Plan are considered non‑routine matters, but the ratification of the appointment of our independent registered public accounting firm is considered a routine matter.

What options do I have in voting on each of the proposals?

You may vote “FOR” or withhold your vote with respect to the election of each director nominee. You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the approval of the Amendment and Restatement,  the approval of the 2019 Plan and the ratification of the appointment of our independent registered public accounting firm, and any other proposal that may properly be brought before the meeting.

How many votes may I cast?

You are entitled to cast one vote for each share of stock you owned on the record date.

What is the quorum required for each matter?

The holders of a majority of the outstanding shares of the Company entitled to vote on each matter represented in person or by proxy will constitute a quorum for purposes of such matter at the meeting.  If less than a majority of the outstanding shares are represented at the meeting, a majority of the shares represented may adjourn the meeting at any time.

On February 25,  2019, the record date, there were 30,097,674 shares of common stock issued and outstanding. Therefore, at least 15,048,838 shares need to be represented in order to constitute a quorum.

Broker non-votes will count for purposes of determining whether or not a quorum is present since a routine matter (the ratification of the appointment of our independent registered public accounting firm) is on the proxy ballot.  Similarly, abstentions will be considered in determining the presence of a quorum.

How many votes are needed for approval of each proposal?

With respect to the election of directors, the three individuals receiving the highest number of votes cast “FOR” their election will be elected as directors of the Company to serve until the Company’s 2022 annual meeting of shareholders and until his successor has been duly elected and qualified, or until his earlier resignation or removal. In an uncontested election, all director-nominees will be elected if they receive at least one vote.  As a result, abstentions and broker non-votes, if any, will not affect the outcome of the election.

With respect to the approval of the Amendment and Restatement,  approval of the 2019 Plan and the ratification of the appointment of our independent registered public accounting firm, if a majority of the voting power of the shares of common stock present and entitled to vote are voted “FOR” the approval of any of those proposals,  then that proposal will be approved.

How are abstentions and broker non-votes treated?

With respect to the election of directors, abstentions and broker non-votes will not affect the outcome of the election.

With respect to the approval of the Amendment and Restatement,  approval of the 2019 Plan and the ratification of the appointment of our independent registered public accounting firm, an abstention will have the effect of a vote “AGAINST” the approval of the proposal that was abstained from. A broker non-vote will not be treated as entitled to vote on these proposals, and therefore will not have an effect on these proposals.

In order to minimize the number of broker non‑votes, the Company encourages you to vote or to provide voting instructions with respect to each proposal to the organization that holds your shares by carefully following the instructions provided.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time prior to the taking of the vote at the meeting. Prior to the applicable cutoff time, you may change your vote using the methods described in the proxy card. You may also revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, or by attending the virtual meeting and voting online. However, your attendance at the virtual meeting will not automatically revoke your proxy unless you properly vote at the virtual meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company’s secretary at 3800 American Boulevard West, Suite 100, Bloomington, Minnesota 55431, prior to the meeting.

What happens if a nominee is unable to stand for election?

The Board may, by resolution, designate a substitute nominee.  Shares represented by proxies may be voted for a substitute nominee.  Proxies cannot be voted for more than three nominees.  The Board has no reason to believe any nominee will be unable to stand for election.

Where do I find the voting results of the meeting?

If available, we will announce voting results at the meeting.  The voting results will also be disclosed in a Current Report on Form 8‑K that we will file with the Securities and Exchange Commission within four business days after the annual meeting.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies.  In addition to solicitations by mail, officers, directors or employees of the Company or its subsidiaries may solicit proxies in person or by telephone.  These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

How can multiple shareholders sharing the same address request to receive only one set of proxy materials and other investor communications?

You may elect to receive future proxy materials, as well as other investor communications, in a single package per address. This practice, known as “householding,” is designed to reduce our paper use and printing and postage costs. To make the election, please indicate on your proxy card under “Householding Election” your consent to receive such communications in a single package per address. Once we receive your consent, we will send a single package per household until you revoke your consent or request separate copies of our proxy materials by contacting the Company’s secretary at 3800 American Boulevard West, Suite 100, Bloomington, Minnesota 55431 or (952) 893‑6868. We will start sending you individual copies of proxy materials and other investor communications following receipt of your revocation.

PROPOSAL 1 – ELECTION OF DIRECTORS

At the annual meeting, our shareholders will be entitled to elect three Class I directors for a term expiring at the 2022 annual meeting of shareholders.  The Company’s directors are divided into three classes having staggered terms of three years. As described further below, each of the three nominees for election as Class I directors are incumbent directors.  All of the nominees have consented to serving as a nominee and serving on the Board, if elected, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to vote for another nominee when voting at the meeting.  Shareholders of the Company have no cumulative voting rights with respect to the election of directors.

Set forth below is information concerning the nominees for election and for the other directors whose terms of office will continue after the meeting.

We unanimously recommend that you vote “FOR” each of the nominees for director.

NOMINEES

Name	Age	Position with the Company	Director Since

CLASS I (Term Expiring 2019)

James S. Johnson	56	Director	2005
Douglas J. Parish	52	Director	2018
David J. Volk	42	Director	2017

CONTINUING DIRECTORS

Name	Age	Position with the Company	Director Since

CLASS II (Term Expiring 2020)

David B. Juran	51	Director	2010
Thomas P. Trutna	53	Director	2005
Todd B. Urness	62	Director	2005

CLASS III (Term Expiring 2021)

Jerry Baack	52	Chairman, Chief Executive Officer and President	2005
Jeffrey D. Shellberg	57	Director, Secretary, Executive Vice President and Chief Credit Officer	2005

All of our directors will hold office until the annual meeting of shareholders in the year indicated, or until their earlier death, resignation, removal or disqualification, or until their respective successors are duly elected and qualified.  There are no arrangements or understandings with any of the nominees pursuant to which they have been selected as nominees or directors.

The business experience of each nominee and continuing director, as well as their qualifications to serve on the Board, is set forth below.  Unless otherwise noted, nominees for director have been employed in their principal occupation with the same organization for at least the last five years. Other than as described below, no nominee, continuing director or executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other director or with any of our executive officers.

Director Nominees

James S. Johnson.  Mr. Johnson has served on the Board of the Company since 2005. He and his wife, Jolynn, are owners of Flagship Marketing, Inc., a privately-held company that owns franchises with Express Services, Inc., dba Express Employment Professionals, which delivers recruiting and staffing support and human resource services through a network of more than 800 franchise locations. Additionally, Mr. Johnson is currently a Regional Franchise Developer for Express Services, Inc. providing consulting services to regional owners and offices located in Minnesota, Iowa, Wisconsin, Illinois, and South Dakota. Since 1994, Mr. Johnson’s franchises in the Twin Cities have focused in both the commercial and professional staffing segments. Mr. Johnson previously served multiple terms on the board of directors for the Minnesota Recruiting and Staffing Association where he also served as President. He has experience serving as director of other organizations as well, including Gillette Children’s Specialty Healthcare, the Minneapolis Regional Chamber of Commerce, and the Bloomington Chamber of Commerce.  Mr. Johnson received his B.A. and B.S. from Iowa State University. As a prominent business owner and long standing talent acquisition professional, Mr. Johnson has significant ties to other local business leaders.

Douglas J. Parish. Mr. Parish has served on the Board of the Company since July 2018. As both a Certified Public Accountant and a Certified Internal Auditor, Mr. Parish is a financial expert with 30 years of diverse experience across a number of disciplines, including accounting, finance, audit, risk management, regulatory compliance and corporate governance. Mr. Parish retired in 2017 after serving as Senior Vice President and Chief Compliance Officer for Ameriprise Financial, Inc. since 2016 and prior to that served as Senior Vice President and Chief Audit Executive for Ameriprise. Recruited to Ameriprise in 2005 at the time of the company’s spin-off from American Express, he worked to build a world-class internal audit function for this Fortune 250 diversified financial services company. Prior to his tenure at Ameriprise, Mr. Parish was Vice President and Chief Internal Auditor at Ceridian Corporation and held numerous audit roles at Citigroup. Mr. Parish holds a B.A. from St. Olaf College and currently serves as a board member for several Twin Cities’ non-profit organizations, including Children’s Theatre Company and Northern Star Council (Boy Scouts of America).

David J. Volk.  Mr. Volk has served on the Board of the Company since September 2017. Mr. Volk is a principal at Castle Creek Capital®, an alternative asset management firm focused on the community banking industry, located in Rancho Santa Fe, California. He has been with Castle Creek Capital since 2005 and has led or supported investments in numerous recapitalization, distressed and growth situations. Prior to joining the firm, Mr. Volk worked as an associate with TW Associates Capital, Inc. after receiving his initial training at Ernst & Young. Mr. Volk currently serves as a director of multiple banking institutions, including Bank of Southern California and New Mexico First Financial. Mr. Volk holds a B.S. from Santa Clara University and an M.S. from the University of Virginia. Mr. Volk’s extensive financial institution experience based in strategic planning, operational improvements, acquisitions and capital financing brings a perspective on the opportunities and challenges facing banks nationwide.

Continuing Directors

David B. Juran.  Mr. Juran, a director since 2010, is the Executive Vice President of Dougherty & Company LLC, a full-service investment bank and brokerage firm founded in 1997. He has been with his company since 2002 and is also a member of the Board of Directors of Dougherty Financial Group LLC, President of Dougherty Funding LLC, President of Dougherty Equipment Finance LLC, Chief Executive Officer of Dougherty Real Estate Advisors LLC and President and Chief Operating Officer of Dougherty Mortgage LLC. Dougherty Mortgage LLC specializes in financing market rate, affordable and senior housing throughout the United States. Prior to joining Dougherty & Company, Mr. Juran served as Senior Vice President of a regional investment banking firm for over 14 years.  Mr. Juran serves on the board of several non-profits, including Summit Academy and Minnesota Attainable Housing. He received his B.S. from the University of St. Thomas and is fully licensed under NASD Series 7 and 63. His particular expertise in programs supporting the creation of multifamily housing, assisted living and affordable housing coupled with his knowledge of lending through HUD, GNMA and Fannie Mae provides the Board with insights into these unique market areas.

Thomas P. Trutna.  Mr. Trutna has served on the Board of the Company since 2005. He is the President and Founder of Trutna Enterprises, Inc. d/b/a BIG INK, a visual communications company that creates branded solutions for Fortune 1000 companies, an organization he has run since 1999. Prior to founding BIG INK, Mr. Trutna held marketing and business management positions at General Mills and Periscope, a Twin Cities advertising firm. Mr. Trutna serves as Past President of the Minnesota Chapter Entrepreneurs’ Organization and is a frequent guest lecturer for entrepreneurial classes and professional organizations across the Twin Cities. Mr. Trutna received his B.S. from Minnesota State University, Mankato. Another prominent business owner and long standing resident of Minnesota, Mr. Trutna has significant ties to other local business leaders.

Todd B. Urness.  Mr. Urness has served on the Board of the Company since 2005. He is a shareholder at the law firm of Winthrop & Weinstine, P.A., a 130‑lawyer general practice firm located in Minneapolis, Minnesota. Mr. Urness has practiced with Winthrop & Weinstine since 1985 and has been a shareholder with the firm since 1988. He has served on the Board of Directors of Winthrop & Weinstine as well as its senior management and compensation committees since 1993. In addition, he is the practice leader for the law firm’s real estate group. He holds a B.A. from Gustavus Adolphus College and a J.D. from the University of Minnesota School of Law. In addition, Mr. Urness is a Certified Public Accountant and a member of the Minnesota Bar. Mr. Urness’ involvement in real estate also expands to the development and ownership of several local real estate projects, primarily multifamily housing.

Jerry Baack. As the principal founder of the Company and the Bank, Mr. Baack was responsible for all aspects of the Bank’s formation, including the initial capital raise, business plan, Board and management team structure and recruitment, charter and regulatory approval. He currently serves as our Chairman of the Board, Chief Executive Officer and President, positions he has held since the Company was founded in 2005. As the chief visionary and strategist, Mr. Baack plays a vital role in business development and is instrumental in defining strategic initiatives and ascertaining new opportunities for growth. Mr. Baack drives all decisions regarding mergers and acquisitions, capital management and diversification. Prior to establishing the Bank in 2005, Mr. Baack held positions at Commerce Bank, First State Bank of Excelsior and Hampton Bank, all located in the State of Minnesota. He began his career as a bank examiner with the FDIC in 1990, where he worked for over seven years. He has over 25 years of commercial banking and regulatory experience. As a result of the Bank’s continued success, Mr. Baack was recognized in The Twin Cities Business magazine as one of the top 100 people to know in 2019. Additionally, Mr. Baack was awarded Banker of the Year by NorthWestern Financial Review  (nka BankBeat) in 2017 and was a nominee for the 2017 Entrepreneur of the Year award by Ernst & Young. Mr. Baack received his B.S. from Minnesota State University in 1989 and is an alumnus of the Graduate School of Banking at University of Colorado, Boulder.

Jeffrey D. Shellberg. Mr. Shellberg is a founder of the Company and has served on the Board of the Company since its formation in 2005. Mr. Shellberg has worked in the regulatory and commercial banking industry for over 30 years. Mr. Shellberg has served as Secretary, Executive Vice President and Chief Credit Officer of the Company since 2013 and is responsible for all aspects of the Bank’s credit policies and risk management systems. Prior to 2013, Mr. Shellberg oversaw the lending division in addition to his responsibilities as Chief Credit Officer. He currently chairs the loan and appraisal committees and plays an integral role in credit actions on the Bank’s largest lending relationships. He serves as our primary contact with all regulatory agencies. Mr. Shellberg’s extensive experience in community banking includes strategic planning, policy formation, risk management, asset and liability management, as well as external/internal audit. Prior to joining the Bank, Mr. Shellberg was Senior Vice President of Klein Bank and began his banking career at the FDIC in 1985, where he worked for 15 years. He is a frequent guest panelist at commercial real estate forums across the Twin Cities. Mr. Shellberg received his B.S. from Iowa State University and is an alumnus of the Graduate School of Banking at Colorado, Boulder.

The business experience for each of our executive officers not discussed above is as follows:

Mary Jayne Crocker.  Ms. Crocker has been with the Bank since its founding in 2005 and has served as Executive Vice President and Chief Operating Officer of the Company since January of 2014. Prior to her role as Chief Operating Officer, Ms. Crocker was the Bank’s Senior Vice President, Communications, where she was instrumental in building awareness of the Bank’s brand, maintaining and developing deposit solutions and creating positive shareholder relationships. She is responsible for directing the implementation of all strategic initiatives and overseeing marketing, daily operations, technology and human resources. Prior to joining the Bank in 2005, Ms. Crocker held positions with Commerce Bank in Edina, Minnesota and began her financial career in brokerage at the Montreal Stock Exchange. Ms. Crocker has over 20 years of experience in the financial services industry. She led the integration of the acquisition of First National Bank of the Lakes in 2016 and chairs the Bank’s IT Steering Committee. In 2013, Ms. Crocker was recognized as one of the Top Women in Finance in the Twin Cities by Finance & Commerce. Furthermore, she was honored as one of the Top Women in Business for 2017 by the Minneapolis/St. Paul Business Journal. Ms. Crocker is a member of the Women’s Leadership Council of the Minneapolis/St. Paul Business Journal and currently serves on the board of Habitat for Humanity of Minnesota and the Bank Holding Company Association. She received her B.C. from McMaster University in Ontario and is an alumna of The Institute of Certified Bankers.

Joe Chybowski. Mr. Chybowski joined the Company in 2013 as Controller, and in January of 2017, he was promoted to Senior Vice President and Chief Financial Officer. Mr. Chybowski manages all financial activities, including, but not limited to, accounting, regulatory reporting, liquidity management, investment strategies, insurance and capital development. Mr. Chybowski chairs the Bank’s  Asset Liability Management Committee as well as its Investment Committee. Prior to joining the Bank, Mr. Chybowski worked for Performance Trust Capital Partners in Chicago from 2009 to 2013 advising financial institutions on investment portfolio strategy and asset/liability management. He currently serves on the board of People Serving People, Minnesota’s largest homeless shelter. Mr. Chybowski received his B.S. from North Park University in Chicago and is an alumnus of the Graduate School of Banking at Colorado, Boulder.

Nick L. Place.  Mr. Place has been with the Company since 2007, serving in various capacities and has served as Senior Vice President and Chief Lending Officer since 2015. Prior to his current position, Mr. Place was the Vice President of Commercial Lending and was responsible for the origination of commercial loans. As Chief Lending Officer, Mr. Place oversees the lending function within the Bank.  Mr. Place is actively engaged in loan originations, primarily focusing on real estate lending in the Twin Cities. Mr. Place has been instrumental in strategically developing specialty loan products in response to market demands. Mr. Place is often a guest speaker on numerous commercial real estate panels throughout the Twin Cities. Prior to joining the Bank, he was employed at Ameriprise Financial. He started his career in banking at Wells Fargo. Mr. Place received his B.A. and B.S. from the University of St. Thomas and is an alumnus of the Graduate School of Banking at Colorado, Boulder.

Lisa M. Salazar.  Ms. Salazar has been with the Company since 2018, serving as Senior Vice President of Deposit Services and Emerging Products. Ms. Salazar is responsible for driving accountability and results through initiatives that deliver revenue growth, market share, new business opportunities and market penetration. She leads a team of deposit services professionals with a focus on providing an unconventional and highly customer-centric experience. In addition to managing the deposit channel of the Bank, Ms. Salazar is responsible for leading the strategic direction of the Bank’s product offerings by maintaining awareness of industry trends to enhance the overall client experience. Ms. Salazar has over 26 years of experience in the financial services industry, focused primarily on all aspects of deposit and fee income generation for commercial banking. Prior to joining Bridgewater Bank, Mrs. Salazar was with TCF National Bank where she worked for 23 years, most recently working as National Sales Manager of Treasury and First National Bank of North Dakota (nka Alerus Financial) where she worked for three years. She graduated from Minnesota State University Moorhead and holds her Certified Treasury Professional Certification.

None of the executive officers was selected as an officer pursuant to any arrangement or understanding with any other person.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

We currently have eight directors serving as our Board, a majority of whom we have determined to be “independent,” as that term is defined by the rules of The Nasdaq Stock Market LLC (“Nasdaq”). Our Board has evaluated the independence of its members based upon the rules of Nasdaq and the Securities and Exchange Commission (“SEC”). Applying these standards, and based on information provided by each director concerning his background, employment and affiliations, our Board has affirmatively determined that, with the exception of Messrs. Baack and Shellberg, each of our current directors is an independent director, as defined under the applicable rules. The Board determined that Messrs. Baack and Shellberg do not qualify as independent directors because they are executive officers of the Company and the Bank.

Generally, the Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of the Company, which are monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the full Board, with additional special meetings held from time to time. Our directors also discuss business and other matters with Mr. Baack, other key executives and our principal external advisers (legal counsel, auditors and other consultants) at times other than regularly scheduled meetings when appropriate.

Our Board has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Our Board also may establish such other committees as it deems appropriate, in accordance with applicable laws and regulations and our Articles and amended and restated bylaws.

The current charters of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are available on the Company’s website at investors.bridgewaterbankmn.com under the “Investor Relations – Governance Documents” heading.

The Board held 11 regularly scheduled and special meetings during 2018. In 2019, the full Board intends to meet at least 10 times with special meetings held from time to time when necessary and through committee membership, which is discussed below. During 2018, all directors attended at least 75 percent of the aggregate of the total number of meetings of the Board and the total number of meetings held by the committees on which they served. Although we do not have a formal policy regarding director attendance at the annual meeting, we encourage and expect all of our directors to attend. Last year, all of the directors serving at that time were present at the annual meeting.

Audit Committee

Our Audit Committee currently consists of Douglas J. Parish (Chairman), James S. Johnson, and Thomas P. Trutna. Our Board has evaluated the independence of the members of our Audit Committee and has affirmatively determined that: (i) each of the members of our Audit Committee meets the definition of “independent director” under Nasdaq rules; (ii) each of the members satisfies the additional independence standards under Nasdaq rules and applicable SEC rules for Audit Committee service; and (iii) each of the members has the ability to read and understand fundamental financial statements. In addition, our Board has determined that Mr. Parish has the required financial sophistication due to his experience and background, which Nasdaq rules require at least one such Audit Committee member have. Our Board has determined that Mr. Parish also qualifies as an “audit committee financial expert,” as that term is defined under applicable SEC rules. The Audit Committee of the Board met five times in 2018.

Our Audit Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The current charter of the Audit Committee is available on our website at investors.bridgewaterbankmn.com. As described in its charter, our Audit Committee has responsibility for, among other things:

•	selecting and reviewing the performance of our independent auditors and approving, in advance, all engagements and fee arrangements;
•	reviewing the independence of our independent auditors;

•	reviewing actions by management on recommendations of the independent auditors and internal auditors;
•	meeting with management, the internal auditors and the independent auditors to review the effectiveness of our system of internal control and internal audit procedures;
•	reviewing our earnings releases and reports filed with the SEC;
•	reviewing reports of bank regulatory agencies and monitoring management’s compliance with recommendations contained in those reports;
•	reviewing and approving transactions for potential conflicts of interest under the Company’s conflict of interest policy; and
•	handling such other matters that are specifically delegated to the Audit Committee by our Board from time to time.

Compensation Committee

Our Compensation Committee currently consists of David B. Juran (Chairman), Todd B. Urness and David J. Volk. Our Board has evaluated the independence of the members of our Compensation Committee and has affirmatively determined that all of the members of our Compensation Committee are “independent” under Nasdaq rules and also satisfy the additional independence standards under Nasdaq rules for compensation committee service. The Compensation Committee met two times in 2018.

Our Compensation Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The current charter of the Compensation Committee is available on our website at investors.bridgewaterbankmn.com. As described in its charter, our Compensation Committee has responsibility for, among other things:

•

reviewing, monitoring and approving our overall compensation structure, policies and programs (including benefit plans) and assessing whether the compensation structure establishes appropriate incentives for our executive officers and other employees and meets our corporate objectives;

•	determining the annual compensation of our Chief Executive Officer;
•	determining any stock ownership guidelines for the Chief Executive Officer and other executive officers and monitoring compliance with such guidelines;
•	overseeing the administration of our equity plans and other incentive compensation plans and programs and making recommendations to our Board relating to these matters;
•	preparing the Compensation Committee report required by SEC rules to be included in our annual report; and
•	handling such other matters that are specifically delegated to the Compensation Committee by our Board from time to time.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Todd B. Urness (Chairman), James S. Johnson, David B. Juran, Douglas J. Parish, Thomas P. Trutna and David J. Volk. Our Board has evaluated the independence of the members of our Nominating and Corporate Governance Committee and has affirmatively determined that each of the members of our Nominating and Corporate Governance Committee is “independent” under Nasdaq rules. The Nominating and Corporate Governance Committee met two times in 2018.

Our Nominating and Corporate Governance Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The current charter of the Nominating and Corporate Governance Committee is available on our website at investors.bridgewaterbankmn.com. As described in its charter, our Nominating and Corporate Governance Committee has responsibility for, among other things:

•	recommending persons to be selected by our Board as nominees for election as directors or to fill any vacancies on our Board;
•	developing and recommending to the Board a set of corporate governance guidelines applicable to the Company and reviewing these guidelines at least once a year;
•

reviewing the Board’s committee structure and composition and making recommendations to the Board regarding the appointment of directors to serve as members of each committee and committee chairmen annually; and

•	reviewing annually the composition of our Board as a whole and making recommendations; and
•	handling such other matters that are specifically delegated to the Nominating and Corporate Governance Committee by our Board from time to time.

In carrying out its nominating functions, the Nominating and Corporate Governance Committee has developed qualification criteria for all potential director nominees, including incumbent directors, Board nominees and shareholder nominees included in the proxy statement. These criteria include the following attributes:

•	personal qualities and characteristics, accomplishments and reputation in the business community;
•	current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;

•	ability and willingness to commit adequate time to Board and committee matters;
•

the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; and

•	diversity of viewpoints, background, experience and other demographics.

The committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective Board members and to determine whether they are “independent” in accordance with Nasdaq rules (to ensure that, at all times, at least a majority of our directors are independent).

Prior to nominating an existing director for re-election to the Board, the committee will consider and review the following attributes with respect to each existing director:

•	Board and committee meeting attendance and performance;
•	age and length of Board service;
•	experience, skills and contributions that the existing director brings to the Board;
•	independence and any conflicts of interest; and

•	any significant change in the director’s professional status or work experience, including the attributes considered for initial Board membership.

Shareholder Communication with the Board, Nomination and Proposal Procedures

General Communications with the Board. Shareholders may contact our Board by contacting Jerry Baack, Chairman, President and Chief Executive Officer, Bridgewater Bancshares, Inc. at 3800 American Boulevard West, Suite 100, Bloomington, Minnesota 55431 or (952) 893‑6868.

Nominations of Directors.  In accordance with our amended and restated bylaws, a shareholder may nominate a director for election at an annual meeting of shareholders by delivering written notice of the nomination to our secretary, at the above address, not less than 90 days nor more than 120 days prior to the annual meeting. However, in the event that the number of directors to be elected to the Board is increased and either all of the nominees for director or the size of the increased Board is not publicly announced or disclosed by the Company at least 100 days prior to the first anniversary of the preceding year’s annual meeting, then written notice of the nomination will be considered timely (but only with respect to nominees for any new positions created by such increase) if it is delivered to our secretary no later than the close of business on the 10th day following the first date all of such nominees or the size of the increased Board was publicly announced or disclosed by the Company.

Notice of nominations for directors to be elected at the 2020 annual meeting of shareholders must be delivered to our secretary no earlier than December 25, 2019, and no later than January 24, 2020. The shareholder’s notice to the secretary must include: (a) the information regarding each nominee required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the SEC (or the corresponding provisions of any successor regulation); (b) each nominee’s signed consent to serve as a director of the Company if elected; (c) whether each nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K (or the corresponding provisions of any successor regulation); and (d) such other information as further described in the Company’s amended and restated bylaws. The Company may also require any proposed nominee to furnish such other information, including completion of the Company’s director questionnaire, as it may reasonably require to determine whether the nominee would be considered “independent” as a director or as a member of any applicable committee of the Board under the various rules and standards applicable to the Company.

Other Shareholder Proposals. To be considered for inclusion in our proxy statement and form of proxy for our 2020 annual meeting of shareholders, shareholder proposals must be received by our secretary, at the above address, no earlier than December 25, 2019 and no later than January 24, 2020, and must otherwise comply with the notice and other provisions of our amended and restated bylaws, as well as SEC rules and regulations.

For proposals to be otherwise brought by a shareholder and voted upon at an annual meeting, the shareholder must file written notice of the proposal to our secretary not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. However, that if (and only if) the annual meeting is not scheduled to be held within a period that commences 30 days before the first anniversary date of the annual meeting for the preceding year and ends within 60 days after such anniversary date, the shareholder notice shall be given in the manner provided in the Company’s amended and restated bylaws by the later of the close of business on (i) the date 90 days prior to the annual meeting date or (ii) the 10th day following the date such annual meeting date is first publicly announced or disclosed.

Notice of shareholder proposals to be brought at the 2020 annual meeting of shareholders must be delivered to our secretary no earlier than December 25, 2019, and no later than January 24, 2020. The shareholder’s notice to the secretary must include:

(a)   whether the shareholder is providing the notice at the request of a beneficial holder of shares, whether the shareholder, any such beneficial holder or any nominee has any agreement, arrangement or understanding with, or has received any financial assistance, funding or other consideration from, any other person with respect to the investment by the shareholder or such beneficial holder in the Company or the matter the shareholder notice relates to, and the details thereof, including the name of such other person (the shareholder, any beneficial holder on whose behalf the notice is being delivered, any nominees listed in the notice and any persons with whom such agreement, arrangement or understanding exists or from whom such assistance has been obtained are hereinafter collectively referred to as “Interested Persons”);

(b)   the name and address of all Interested Persons;

(c)   a complete listing of the record and beneficial ownership positions (including number or amount) of all equity securities and debt instruments, whether held in the form of loans or capital market instruments, of the Company or any of its subsidiaries held by all Interested Persons;

(d)   whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the prior six months preceding the date of delivery of the shareholder notice by or for the benefit of any Interested Person with respect to the Company or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for the Company, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the Company or its subsidiaries), or to increase or decrease the voting power of such Interested Person, and if so, a summary of the material terms thereof; and

(e)   a representation that the shareholder is a holder of record of stock of the Company that would be entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the matter set forth in the shareholder notice. As used herein, “beneficially owned” has the meaning provided in Rules 13d‑3 and 13d‑5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Board Leadership Structure

Our Board does not have a formal policy requiring the separation of the roles of Chairman of the Board and Chief Executive Officer. It is our directors’ view that rather than having a rigid policy, the Board, with the advice and assistance of the Nominating and Corporate Governance Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Since our formation, the positions of Chairman and Chief Executive Officer have been combined and held by Mr. Baack. We believe this Board leadership structure is the most appropriate because of the efficiencies achieved in having the role of Chairman and Chief Executive Officer combined, and because the detailed knowledge of our day-to-day operations and business that the Chief Executive Officer possesses greatly enhances the decision-making processes of the Board as a whole. As noted above, Mr. Baack is not currently considered to be “independent” according to Nasdaq rules.

Independent Director Sessions

We currently do not have a separate lead independent director. Consistent with Nasdaq listing requirements, the independent directors regularly meet without the non‑independent directors present. In 2018, two independent sessions were held.

Board’s Role in Risk Oversight

Our Board believes that effective risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that we face and, ultimately, our long-term corporate success. Our Board, both directly and through its committees, is responsible for overseeing our risk management processes, with each of the committees of our Board assuming a different and important role in overseeing the management of the risks we face.

Our full Board oversees our enterprise-wide risk management framework, which establishes our overall risk appetite and risk management strategy and enables our management to understand, manage and report on the risks we face. Our full Board also reviews and oversees policies and practices established by management to identify, assess, measure and manage key risks we face, including the risk appetite metrics developed by management. The Audit Committee of our Board is responsible for overseeing risks associated with financial matters (particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting). The Compensation Committee of our Board has primary responsibility for risks and exposures associated with our compensation policies, plans and practices, regarding both executive compensation and the compensation structure generally. In particular, our Compensation Committee reviews our incentive compensation arrangements to ensure these programs are consistent with applicable laws and regulations, including safety and soundness requirements, and do not encourage imprudent or excessive risk-taking by our employees. The Nominating and Corporate Governance Committee of our Board oversees risks associated with the independence of our Board and potential conflicts of interest.

Our strategic leadership team is responsible for implementing and reporting to our Board regarding our risk management processes, including by assessing and managing the risks we face, including strategic, operational, regulatory, investment and execution risks, on a day-to-day basis. Our strategic leadership team is also responsible for creating and recommending to our Board for approval appropriate risk appetite metrics reflecting the aggregate levels and types of risk we are willing to accept in connection with the operation of our business and pursuit of our business objectives.

The role of our Board in our risk oversight is consistent with our leadership structure, with the members of our strategic leadership team having responsibility for assessing and managing our risk exposure, and our Board and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systemic and effective approach for identifying, managing and mitigating risks throughout our operations.

Compensation Committee Interlocks and Insider Participation

During 2018, David B. Juran, James S. Johnson, Thomas P. Trutna, Todd B. Urness and David J. Volk served on our Compensation Committee. None of the members of our Compensation Committee will be or has been an officer or employee of the Company. None of our executive officers serves or has served as a member of the Board, Compensation Committee or other Board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics in place that applies to all of our directors and employees. The code sets forth the standard of ethics that we expect all of our directors and employees to follow. Our code of business conduct and ethics is available on our website at investors.bridgewaterbankmn.com. In accordance with SEC rules, we intend to disclose on the “Investor Relations” section of our website any amendments to the code, or any waivers of its requirements, that apply to our executive officers to the extent such disclosure is required.

Director Compensation

The following table sets forth information regarding 2018 compensation for each of our nonemployee directors. None of the directors receives any compensation or other payment in connection with his service as a director other than compensation received by the Company as set forth below.

	Fees Earned
	or Paid in	All Other
Name	Cash	Compensation	Total
James S. Johnson(1)	$70,000	$—	$70,000
David B. Juran(2)	70,000	—	70,000
Thomas P. Trutna(3)	70,000	—	70,000
Todd B. Urness(4)	70,000	—	70,000
David J. Volk(5)	70,000	12,000(6)	82,000
Douglas J. Parish(7)	40,000	—	40,000

(1)	At December 31, 2018, Mr. Johnson held 32,000 vested stock options and 8,000 unvested stock options.
(2)	At December 31, 2018, Mr. Juran held 32,000 vested stock options and 8,000 unvested stock options.
(3)	At December 31, 2018, Mr. Trutna held 32,000 vested stock options and 8,000 unvested stock options.

(4)	At December 31, 2018, Mr. Urness held 32,000 vested stock options and 8,000 unvested stock options.
(5)	At December 31, 2018, Mr. Volk did not hold any stock options. All fees were paid in the name of Castle Creek Advisors IV LLC.
(6)	This amount reflects a travel stipend paid to Castle Creek Advisors IV LLC for Mr. Volk to attend board and committee meetings.
(7)	At December 31, 2018, Mr. Parish did not hold any stock options. Mr. Parish began as a director in July of 2018.

Director fees for the first half of 2018 were paid as a quarterly retainer of $15,000 for service on the boards of directors and committees of the Company and the Bank in lieu of fees based on the number of meetings attended. Effective as of July 1, 2018, the quarterly retainer was increased to $20,000 per quarter. Pursuant to a separate arrangement with Castle Creek Advisors IV LLC, the Company has agreed to provide Castle Creek Advisors IV LLC with a quarterly travel stipend of $3,000 for Mr. Volk to attend board and committee meetings.

EXECUTIVE COMPENSATION

As an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act of 1933, as amended (the “Securities Act”), which generally require us to report the executive compensation of our principal executive officer and our two other most highly compensated executive officers, which are referred to as our “named executive officers.”

The compensation reported in the Summary Compensation Table below is not necessarily indicative of how we will compensate our named executive officers in the future. We will continue to review, evaluate and modify our compensation program to maintain a competitive total compensation package. As such, the compensation program in the future could vary from our historical practices. Our named executive officers for 2018, which consist of our principal executive officer, and the Company’s two other most highly compensated executive officers, were:

•	Jerry Baack, Chairman of the Board, Chief Executive Officer and President;
•	Mary Jayne Crocker, Executive Vice President and Chief Operating Officer; and
•	Jeffrey D. Shellberg, Executive Vice President and Chief Credit Officer.

Summary Compensation Table

The following table sets forth information regarding the compensation paid to, awarded to, or earned by each of our named executive officers for our fiscal years ended December 31, 2018 and 2017.

Summary Compensation Table

					Nonqualified
					Deferred
				Option	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus	Awards(1)	Earnings(2)	Compensation(3)	Total
Jerry Baack	2018	$526,250	$480,000	$—	$59,394	$272,286	$1,337,930
Chairman of the Board, Chief Executive Officer and President	2017	500,000	419,000	420,000	76,001	246,373	1,661,374
Mary Jayne Crocker	2018	350,000	250,000	—	26,556	154,335	780,891
Executive Vice President and Chief Operating Officer	2017	325,000	218,000	420,000	30,742	143,190	1,136,932
Jeffrey D. Shellberg	2018	337,500	233,333	—	27,560	151,294	749,687
Executive Vice President and Chief Credit Officer	2017	325,000	218,000	420,000	34,372	145,505	1,142,877

(1)

The amounts set forth in the “Option Awards” column reflect the aggregate grant date fair value of option awards granted for the year ended December 31, 2017 in accordance with FASB ASC Topic 718 based on a share price of $7.47 as of October 1, 2017. The fair market value of shares was determined by the Board based on an independent third party valuation. The assumptions used in calculating the grant date fair value of the option awards are set forth in note 16 to our consolidated financial statements as of and for the years  ended December 31, 2018 and 2017.

(2)

Amounts reflect above-market earnings on accounts under the Deferred Incentive Plan which are credited with interest annually at a rate equal to the return on average equity of the Bank for the immediately preceding calendar year.

(3)	“All Other Compensation” for the named executive officers during the 2018 fiscal year is summarized below.

			Company	Company Deferred
			401 (k) Plan	Incentive Plan	Total “All Other
Name	Year	Perquisites(i)	Contribution(ii)	Contribution(iii)	Compensation”
Jerry Baack	2018	$13,236	$19,050	$240,000	$272,286
Mary Jayne Crocker	2018	10,285	19,050	125,000	154,335
Jeffrey D. Shellberg	2018	15,577	19,050	116,667	151,294

(i)

Amounts reflect automobile allowances,  the portion of health and dental insurance premiums paid for by the Company in excess of what is paid for employees generally, and the cost of executive physical exams at the Mayo Clinic in Rochester, Minnesota.

(ii)	Amounts reflect Company matching and profit sharing contributions under the 401(k) Plan.
(iii)

Amounts reflect Company contributions to the Deferred Incentive Plan for the 2018 calendar year, which cliff vest on December 31, 2022, subject to the named executive officer’s continued employment. Unvested amounts under the Deferred Incentive Plan also vest upon a change in control of the Company or the named executive officer’s death.

General

We compensate our named executive officers through a combination of base salary, annual bonus, contributions to the Deferred Incentive Plan, equity awards, and other benefits including perquisites.  Our Board believes the executive compensation packages that we provide to our executives, including the named executive officers, should include both cash and equity compensation that reward performance as measured against established corporate and individual goals. Each element of compensation is designed to achieve a specific purpose and to contribute to a total package that is competitive with similar packages provided by other institutions that compete for the services of individuals like our named executive officers.

In 2018, the Compensation Committee retained an independent compensation consultant, Frederic W. Cook & Co., Inc. (“F.W. Cook”), to provide a summary of market compensation and pay levels to non-employee directors, key findings, and preliminary recommendations with respect to the compensation of our executive officers and non-employee directors as compared to those of our peers. Based on its analysis, F.W. Cook recommended increases to the base salary of each of our executive officers and provided proposed base salary ranges and recommended an increase to the annual retainer of non-employee directors, each commensurate with our high performance compared to our peers. The Compensation Committee considered the analysis provided by F.W. Cook in making its decision to increase the base salary for each of our executive officers and to recommend that the Board increase the annual retainer for non-employee directors, each effective July 1, 2018.

Base Salary

Our Compensation Committee reviews and approves base salaries of our named executive officers and relied on the recommendations of F.W. Cook and survey data from industry resources in setting the base salary for each of our named executive officers. Salary levels are typically reviewed annually as part of our performance review process and upon a promotion or other change in job responsibility.

Annual Bonus

All of our named executive officers are eligible to receive an annual bonus payment at the discretion of the Compensation Committee. Annual bonus awards are intended to recognize and reward those named executive officers who contribute meaningfully to our performance for the year. In 2018 and prior years, the Compensation Committee has typically considered Company, Bank and individual performance factors in its determination of the amount of the annual bonus awards granted to each named executive officer.

Deferred Incentive Plan

The Compensation Committee may award each named executive officer a discretionary contribution to the Deferred Incentive Plan, described in more detail below, based on Company and individual performance for each calendar year. To encourage retention, amounts contributed to the Deferred Incentive Plan are subject to forfeiture contingent on the named executive officer’s continued employment.

Equity Awards

All of our named executive officers are eligible to receive grants of incentive and non-statutory stock options at the discretion of Compensation Committee or the Board. Stock options may be issued from the Bridgewater Bancshares, Inc. 2017 Combined Incentive and Non-Statutory Stock Option Plan (the “2017 Stock Option Plan”) described more fully below. The 2017 Stock Option Plan allows the Compensation Committee or the Board to grant stock options under the plan and to establish the terms and conditions of the awards, subject to the plan terms. Previously, the Board has granted stock options from the 2012 Stock Option Plan and the 2005 Stock Option Plan, each described in more detail below. At its January 22, 2019 meeting, the Board, at the recommendation of the Compensation Committee, unanimously approved the Bridgewater Bancshares, Inc. 2019 Equity Incentive Plan (the “2019 Plan”), subject to shareholder approval, to be effective as of the 2019 annual shareholders meeting.  The provisions of the 2019 Plan are described in detail under proposal 3 below.

Benefits and Other Perquisites

The named executive officers are eligible to participate in the same benefit plans designed for all of our full-time employees, including medical, dental, disability, group and life, accidental death and travel accident insurance coverage. We also provide our employees, including our named executive officers, with various retirement benefits. Our retirement plans are designed to assist our employees in planning for retirement and securing appropriate levels of income during retirement. The purpose of our retirement plans is to attract and retain quality employees by offering benefit plans similar to those typically offered by our competitors.

Bridgewater Bank 401(k) Safe Harbor Plan.    The Bridgewater Bank 401(k) Safe Harbor Plan, or the 401(k) Plan, is designed to provide retirement benefits to all eligible full-time and part-time employees of the Company and the Bank. The 401(k) Plan provides employees with the opportunity to save for retirement on a tax-favored basis. Named executive officers, all of whom were eligible during 2018, may elect to participate in the 401(k) Plan on the same basis as all other employees. Employees may defer 0% to 100% of their compensation to the 401(k) Plan up to the applicable IRS limit. We currently match 100% of employee contributions on the first 4% of employee compensation. The matching contribution is contributed in the form of cash and is invested according to the employee’s current investment allocation. We also made a discretionary profit sharing contribution equal to 3% of employee compensation to the 401(k) Plan for each of 2018 and 2017.

Health and Welfare Benefits.    Our named executive officers are eligible to participate in our standard health and welfare benefits program, which offers medical, dental, life, accident, and disability coverage to all of our eligible employees. We do not provide the named executive officers with any health and welfare benefits that are not generally available to our other employees, except for the Mayo Clinic physical exam program described below, however, the Company pays a greater portion of health and dental insurance premiums for our named executive officers than for employees generally.

Perquisites.    We provide our named executive officers with certain perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. Based on this periodic review, perquisites are awarded or adjusted on an individual basis. The perquisites received by our named executive officers in 2018 included an automobile allowance and health and dental insurance premiums partially paid for by the Company. Additionally, our named executive officers are eligible to obtain a biannual executive physical exam at the Mayo Clinic in Rochester, Minnesota at the named executive officer’s option and the Company’s expense.

Employment Agreements

We entered into employment agreements with each of our named executive officers as of October 1, 2017. The agreements generally describe the position and duties of each of the named executive officers, provide for a specified term of employment, describe base salary and other benefits and perquisites to which each executive officer is entitled, set forth the duties and obligations of each party in the event of a termination of employment prior to expiration of the employment term and provide us with a measure of protection by obligating the named executive officers to abide by the terms of restrictive covenants during the terms of their employment and thereafter for a specified period of time.

Our employment agreements with the named executive officers each provide for an initial term of three years, with an automatic renewal for additional one-year periods commencing on the third anniversary of the effective date and each anniversary thereafter, unless either party provides written notice of nonrenewal ninety days prior to the renewal date. In the event that a change in control occurs during the employment period, each employment agreement will remain in effect for a two year period following the change in control and then terminate.

The employment agreements provide for an annual base salary of $500,000, $325,000 and $325,000 for each of Mr. Baack, Ms. Crocker and Mr. Shellberg, respectively, which shall be subject to review, and may be adjusted, on each anniversary of the effective date. Each of Mr. Baack, Ms. Crocker and Mr. Shellberg are entitled to a monthly automobile allowance of $850, $650 and $650, respectively. Our named executive officers are also each entitled to an executive physical exam at the Mayo Clinic in Rochester, Minnesota once every two years, at the named executive officer’s option and the Company’s expense. Additionally, each executive officer is entitled to participate in the Company’s paid time off, pension and welfare benefit plans as may be in effect from time to time.

Each named executive officer is subject to a non-competition provision within 25 miles of each banking or office location of the Company, the Bank and their affiliates, and a non-solicitation restriction with respect to customers and employees. The restrictive covenants apply during employment and for a period of 12 months following a termination of employment.

In the event a named executive officer’s employment is terminated other than for cause or a named executive officer resigns for good reason, he or she will be entitled to severance equal to 100% of his or her annual base salary generally payable in twelve equal monthly installments. If such termination occurs within six months prior to, or 24 months following, a change in control, each named executive officer will be entitled to a single lump-sum severance equal to 200% of his or her annual base salary plus his or her cash incentive bonus for the most recently completed fiscal year.

Upon a termination without cause or a resignation for good reason, to the extent the named executive officer elects COBRA coverage, each named executive officer will also be entitled to continued medical and dental coverage for the named executive officer and any dependents at active employee rates. Such coverage will be available for the applicable COBRA coverage period or until the named executive officer or any dependent becomes eligible for comparable coverage on a subsequent employer plan.

Our obligation to pay any severance under each of the employment agreements is conditioned on the execution by the named executive officer of a general release and waiver of any and all claims with respect to the named executive officer’s employment with the Company.

Bridgewater Bank Deferred Cash Incentive Plan

We maintain the Bridgewater Bank Deferred Cash Incentive Plan, or the Deferred Incentive Plan, for the benefit of certain key employees. The plan is intended to promote the growth and profitability of the Company and the Bank by providing key employees designated by the Compensation Committee with an incentive award to achieve corporate objectives, and by attracting and retaining individuals of outstanding competence.

Under the Deferred Incentive Plan, the Compensation Committee may make a discretionary contribution to the deferred incentive account of any employee designated as a participant in the plan based upon the participant’s performance for the calendar year. Contributions to the Deferred Incentive Plan vest on the fourth anniversary of the last day of the calendar year for which the contribution was made to the plan. Vesting is accelerated upon a change in control of the Company or the Bank, the participant’s death, or at the discretion of the Board, in each case provided that the participant has not incurred a separation from service.

Amounts credited to a participant’s deferred incentive account accrue interest at a rate equal to the Bank’s return on average equity for the immediately preceding calendar year. Distribution of any contributions to the Deferred Incentive Plan, including any interest thereon, will be made as a lump sum cash payment within 75 days following the date such amounts become vested. Any distributions from the Deferred Incentive Plan are subject to forfeiture or recoupment if the Board determines that the Participant has engaged in fraud or willful misconduct that caused or otherwise contributed to a material restatement of the Bank’s financial results.

Stock Option Plans

Stock option awards are currently made through the Company’s 2017 Stock Option Plan. The Company also maintains the 2012 Stock Option Plan and the 2005 Stock Option Plan. At its January 22, 2019 meeting, the Board, at the recommendation of the Compensation Committee, unanimously approved the 2019 Plan, subject to shareholder approval, to be effective as of the 2019 annual shareholders meeting.  The provisions of the 2019 Plan are described in detail under proposal 3 below.

Bridgewater Bancshares, Inc. 2017 Combined Incentive and Non-Statutory Stock Option Plan.  The 2017 Stock Option Plan was adopted by our Board on March 28, 2017 and approved by our shareholders on April 24, 2017. The 2017 Stock Option Plan is designed to promote the growth and general prosperity of the Company by permitting the Company to grant option awards to consultants, employees, officers and directors that will assist the Company in its efforts to attract and retain the best available persons for positions of substantial responsibility and to provide such persons with an additional incentive to contribute to the future success of the Company and its affiliates. Pursuant to the 2017 Stock Option Plan, the Board may grant eligible persons incentive stock options and non-statutory stock options to purchase stock at an exercise price. The exercise price of an incentive stock option may not be less than the fair market value of Company common stock on the date the option is granted. The exercise price of an incentive stock option awarded to a 10% shareholder may not be less than 110% of the fair market value of the stock on the date the option is granted. Each stock option must be granted pursuant to an award agreement setting forth the terms and conditions of the individual award. Awards of incentive stock options may expire no later than 10 years from the date of grant (and no later than five years from the date of grant in the case of a 10% shareholder). Initially up to 1,500,000 shares of common stock were available for issuance under the plan. As of December 31, 2018, there were 540,000 shares available for issuance under the plan. The 2017 Stock Option Plan provides for acceleration of vesting and exercise privileges of outstanding option awards upon a change in control.

Bridgewater Bancshares, Inc. 2012 Combined Incentive and Non-Statutory Stock Option Plan.    The Company adopted the Bridgewater Bancshares, Inc. 2012 Combined Incentive and Non-Statutory Stock Option Plan, or the 2012 Stock Option Plan, effective March 27, 2012, subject to shareholder approval. Our shareholders approved the plan on April 24, 2012. Under the 2012 Stock Option Plan, we were permitted to grant awards to eligible persons in the form of incentive and non-statutory stock options. We had reserved up to 750,000 shares of common stock for issuance under the plan. After October 1, 2017, no shares remained available for grant under this plan. Any shares subject to options that are cancelled or expire prior to exercise become available for reissuance under the plan. Options that were granted under this plan will vest, become exercisable and contain such other terms and conditions as determined by the Board and set forth in individual agreements with the employees receiving the awards. The plan provides for acceleration of vesting and exercise privileges of outstanding options upon the occurrence of a change in control transaction.

Bridgewater Bancshares, Inc. 2005 Combined Incentive and Non-Statutory Stock Option Plan.   The Company adopted the Bridgewater Bancshares, Inc. 2005 Combined Incentive and Non-Statutory Stock Option Plan, or the 2005 Stock Option Plan, effective October 17, 2005. The 2005 Stock Option Plan was approved by shareholders on October 21, 2005. Under the 2005 Stock Option Plan, we were permitted to grant awards to eligible persons in the form of incentive and non-statutory stock options. We had reserved up to 1,000,000 shares of common stock for issuance under the plan. After January 1, 2014, no shares remained available for grant under this plan. Any shares subject to options that are cancelled or expire prior to exercise become available for reissuance under the plan; however, no new grants can be made from the plan after October 17, 2015. Options that were granted under this plan will vest, become exercisable and contain such other terms and conditions as determined by the Board and set forth in individual agreements with the employees receiving the awards. The plan provides for acceleration of vesting and exercise privileges of outstanding options upon the occurrence of a change in control.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information for each of our named executive officers regarding outstanding stock options and unvested stock awards held by the officers as of December 31, 2018.

	Option Awards
	Number of Securities Underlying		Option
	Unexercised Options(1)		Exercise
	Exercisable	Unexercisable	Price
Name	(#)	(#)	($)	Option Expiration Date
Jerry Baack	95,000	30,000	$3.00	December 31, 2023
	30,000	120,000	7.47	September 30, 2027
Mary Jayne Crocker	35,000	10,000	3.00	December 31, 2023
	30,000	120,000	7.47	September 30, 2027
Jeffrey D. Shellberg	60,000	15,000	3.00	December 31, 2023
	30,000	120,000	7.47	September 30, 2027

(1)

All option awards vest in 20% increments on the first five anniversaries of the date of grant. All outstanding unvested options are accelerated and vest in full upon a change in control of the Company or in the event of the death of a named executive officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of February 25, 2019, regarding the beneficial ownership of our common stock:

•	each shareholder known by us to beneficially own more than 5% of our outstanding common stock;
•	each of our directors and director nominees;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days. For purposes of calculating each person’s percentage ownership, common stock issuable pursuant to options exercisable within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name.

The percentage of beneficial ownership is based on 30,097,674 shares of our common stock outstanding as of February 25, 2019.

Except as otherwise indicated, the address for each shareholder listed in the table below is: c/o Bridgewater Bancshares, Inc., 3800 American Boulevard West, Suite 100, Bloomington, Minnesota 55431.

	Amount and Nature of	Percent
Name	Beneficial Ownership	of Class

5% Shareholders
Castle Creek Capital Partners V, LP(1)	2,263,582	7.52%
EJF Capital LLC (2)	2,260,193	7.51%
FMR LLC (3)	1,743,761	5.79%
Endeavour Capital Advisors Inc.(4)	1,614,796	5.37%

Directors and Named Executive Officers
Jerry Baack(5)	1,216,704	4.02%
Mary Jayne Crocker(6)	199,981	*
James S. Johnson(7)	254,333	*
David B. Juran(8)	1,289,090	4.28%
Douglas J. Parish	9,000	*
Jeffrey D. Shellberg(9)	834,750	2.76%
Thomas P. Trutna(10)	222,478	*
Todd B. Urness(11)	1,116,882	3.71%
David J. Volk(12)	—	*
All directors and executive officers—as a group (12 persons) (13)	5,319,968	17.31%

*Indicates one percent or less.

(1)

 Reflects shares beneficially owned by Castle Creek Capital Partners V, LP (“Castle Creek”) as of October 25, 2018, according to a Schedule 13D filed jointly by Castle Creek and Castle Creek Capital V LLC (“CCC V”) with the SEC on February 26, 2019.

Based solely on the Schedule 13D, Castle Creek had shared voting power and shared dispositive power over all of the shares and CCC V had shared voting power and shared dispositive power over all of the shares. CCC V disclaims beneficial ownership of the common stock owned by Castle Creek, except to the extent of its pecuniary interest therein. The address reported on the Schedule 13D is 6051 El Tordo, P.O. Box 1329, Rancho Santa Fe, CA 92067.

(2)

Reflects shares beneficially owned by EJF Capital LLC (“EJF”) as of December 31, 2018, according to a Form 13G/A filed by EJF with the SEC on February 13, 2019. Based solely on the Form 13G/A, EJF, had shared voting power and shared dispositive power over all of the shares and Emanuel J. Friedman, controlling member of EJF, may be deemed to share beneficial ownership of the shares. EJF Sidecar Fund, Series LLC – Series E is the record owner of 2,140,411 shares and had shared voting power and shared dispositive power over 2,140,411 shares. EJF Financial Services Fund, LP is the record owner of 100,000 shares and had shared voting power and shared dispositive power over 100,000 shares. EJF Financial Services GP, LLC, a general partner of the Financial Services Fund and an investment manager of certain affiliates thereof,  may be deemed to share beneficial ownership of the shares of common stock of which the Financial Fund is the record owner. The address reported on the Form 13G/A is 2107 Wilson Boulevard, Suite 410, Arlington, VA 22201.

(3)

Reflects shares beneficially owned by FMR LLC (“FMR”) as of December 31, 2018, according to a Form 13G filed by FMR with the SEC on February 13, 2019. Based solely on the Form 13G, FMR had sole voting power and sole dispositive power over all the shares and Abigail P. Johnson had sole dispositive power over all the shares. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR, and she, together with members of her family may be deemed a controlling group with respect to FMR.  The address reported on the Form 13G is 245 Summer Street, Boston, MA 02210.

(4)

Reflects shares beneficially owned by Endeavour Capital Advisors Inc. (“Endeavour”) as of December 31, 2018, according to a Form 13G filed by Endeavour with the SEC on February 14, 2019. Based solely on the Form 13G, Endeavour, Laurence M. Austin, and Mitchell J. Katz had shared voting power and shared dispositive power over all the shares. The address reported on the Form 13G is 410 Greenwich Avenue, Greenwich, CT 06830.

(5)

Includes 155,000 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of February 25, 2019. Excludes 120,000 shares of our common stock underlying options that are subject to vesting. Includes 4,200 shares held by Mr. Baack’s dependent child. Includes 3,000 shares held by Mr. Baack as custodian for minor children. Includes 7,000 shares held jointly with Mr. Baack’s spouse. A total of 158,000 shares are pledged as security for indebtedness.

(6)

Includes 75,000 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of February 25, 2019. Excludes 120,000 shares of our common stock underlying options that are subject to vesting. Includes 25,000 shares held jointly with Ms. Crocker’s spouse and 5,000 shares held jointly with Ms. Crocker’s child.

(7)

Includes 40,000 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of February 25, 2019. Includes 76,750 shares held by Mr. Johnson as co-trustee of the James S. Johnson Trust, dated May 28, 2015 and includes 76,750 shares held by Mr. Johnson as co-trustee of the Jolynn Johnson Trust dated May 28, 2015. Includes 10,417 shares held by Mr. Johnson’s spouse in an IRA.

(8)

Includes 40,000 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of February 25, 2019.  Includes 86,775 shares held by Mr. Juran as co-trustee of marital trust dated June 18, 2002 and includes 10,725 shares held by Mr. Juran as co-trustee of residuary trust dated June 18, 2002. A total of 529,986 shares are pledged as security for indebtedness.

(9)

Includes 105,000 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of February 25, 2019. Excludes 120,000 shares of our common stock underlying options that are subject to vesting. Includes 304,890 shares held by Mr. Shellberg as co-trustee of the Jeffrey D. Shellberg Trust under agreement dated October 1, 2014. A total of 90,000 shares are pledged as security for indebtedness.

(10)

Includes 40,000 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of February 25, 2019. Includes 40,478 shares held jointly with Mr. Trutna’s spouse.

(11)

Includes 40,000 shares of our common stock underlying options that are currently exercisable or are exercisable within 60 days of February 25, 2019. A total of 290,000 shares are pledged as security for indebtedness.

(12)

Mr. Volk is a principal at Castle Creek Capital V LLC, which is the sole general partner of Castle Creek Capital Partners V, LP, which entity owns 2,263,582 shares of the Company’s common stock as of December 31, 2018. Mr. Volk disclaims beneficial ownership of such shares held by Castle Creek Capital Partners V, LP, except to the extent of his pecuniary interest therein.

(13)

Includes a total of 627,500 shares subject to stock options that are currently exercisable or are exercisable within 60 days of February 25, 2019. Excludes 635,000 shares of our common stock underlying options that are subject to vesting. A total of 1,077,986 shares are pledged as security for indebtedness.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC and with the exchange on which our shares of common stock are traded.  These persons are also required to furnish us with copies of all Section 16(a) forms they file.  We are not aware that any of our directors, executive officers or 10% shareholders failed to comply with the filing requirements of Section 16(a) during the fiscal year ended December 31, 2018.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described in “Executive Compensation” above, the following is a description of transactions in the 2018 fiscal year to which we have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or beneficial holders of more than five percent of our capital stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest.

Our branch in Greenwood, Minnesota, is leased by the Bank from Bridgewater Properties Greenwood, LLC (“Greenwood”), an entity owned by certain of our executive officers and directors. Mr. Baack, our President, Chief Executive Officer and Chairman of the Board, and Mr. Shellberg, our Executive Vice President, Chief Credit Officer and Director are members and are on the board of governors of Greenwood, and Mr. Shellberg also serves as the chief manager of the entity. The following directors of the Company and the Bank are also members of Greenwood: Messrs. Johnson, Trutna,  Juran and Urness.  Messrs. Baack, Shellberg, Johnson, Trutna,  Juran and Urness each own a 12.5% membership interest in Greenwood. The current lease expires on August 1, 2021, and the Bank has two, five year renewal options that will permit the Bank to extend the lease through August 1, 2026 and August 1, 2031, respectively. The total amount of rent payable by the Bank to Greenwood during the remaining current term of the lease is approximately $682 thousand (inclusive of base rent, estimated real estate taxes and estimated operating costs). The total amount of rent paid by the Bank to Greenwood during 2018 was approximately $258 thousand (inclusive of base rent, real estate taxes and operating costs). The Company and the Bank believe the terms of this lease are consistent with the terms for similar properties that could be received in arm’s-length negotiations with third parties.

On October 25, 2018, the Company entered into Exchange Agreements (the “Exchange Agreements”) with Castle Creek Capital Partners, EJF Sidecar Fund, Series LLC – Series E and Endeavour Regional Bank Opportunities Fund II LP (collectively, the “Investors”), providing for the exchange of a total of 2,823,542 shares of the Company’s non-voting common stock, par value $0.01 per share, for 2,823,542 shares of the Company’s common stock, par value $0.01 per share. The non-voting common stock was originally issued to the Investors in private placement transactions that were completed in 2015 and 2016, and was issued to enable the equity ownership of the Investors to comply with applicable banking laws and regulations. The Exchange Agreements contain customary representations, warranties and covenants made by each of the Investors and the Company. A member of the Company’s board of directors, David J. Volk, is a principal at CCC V, which is the sole general partner of Castle Creek.

Ordinary Banking Relationships

Our directors, officers, certain of our beneficial owners of more than five percent of our common stock and their respective associates were customers of and had transactions with us in the past, and additional transactions with these persons are expected to take place in the future. All outstanding loans and commitments to lend with these persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. All such loans are approved by the Bank’s board of directors in accordance with applicable bank regulatory requirements. Similarly, all certificates of deposit and depository relationships with these persons were made in the ordinary course of business and involved substantially the same terms, including interest rates, as those prevailing at the time for comparable depository relationships with persons not related to the Company or the Bank.

Policies and Procedures Regarding Related Party Transactions

Transactions by the Company or the Bank with related parties are subject to certain regulatory requirements and restrictions, including Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors and principal shareholders).

Under applicable SEC and Nasdaq rules, related party transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Related parties of the Company include directors (including nominees for election as directors), executive officers, five percent shareholders and the immediate family members of these persons. Our Audit Committee, in consultation with management and outside counsel, as appropriate, will review potential related party transactions to determine if they are subject to the policy. If so, the transaction will be referred to the Audit Committee for approval. In determining whether to approve a related party transaction, the Audit Committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the appearance of an improper conflict of interests for any director or executive officer taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2018. The information contained in this report shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this report by reference in such filing.

The Audit Committee assists the Board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Audit Committee also reviews the audited financial statements and recommends to the Board that they be included in our Annual Report on Form 10‑K.  The committee is currently comprised of Messrs. Johnson, Parish and Trutna.  All of the members have been determined to be “independent,” as defined by Nasdaq.

The Audit Committee has reviewed and discussed our audited financial statements for 2018 with our management and CliftonLarsonAllen LLP, our independent registered public accounting firm, with respect to the 2018 fiscal year. The committee has also discussed with CliftonLarsonAllen LLP the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees) and received and discussed the written disclosures and the letter from CliftonLarsonAllen LLP required by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence) and has discussed with CliftonLarsonAllen LLP its independence.  Based on the review and discussions with management and CliftonLarsonAllen LLP, the committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10‑K for filing with the SEC.

Audit Committee:
James S. Johnson	Thomas P. Trutna
Douglas J. Parish

PROPOSAL 2 – APPROVAL OF THE SECOND AMENDMENT AND RESTATEMENT OF THE
COMPANY’S ARTICLES OF INCORPORATION TO CANCEL THE ENTIRE SERIES OF
NON-VOTING COMMON STOCK, $0.01 PAR VALUE PER SHARE

General

Our Board, after careful consideration, has approved and adopted, and recommends that our shareholders approve, this proposal to amend and restate the Articles to cancel the entire series of non-voting common stock, $0.01 par value per share (the “Non-Voting Common Stock”).  The Articles currently authorize the Company to issue up to 10,000,000 shares of Non-Voting Common Stock.  If approved by the requisite vote of the shareholders, the Amendment and Restatement will become effective upon its filing with the Minnesota Secretary of State, which we expect to occur shortly after the annual meeting. A copy of the Second Amended and Restated Articles of Incorporation of the Company is set forth as Appendix A.

Reasons for, and Effects of, the Amendment and Restatement

The Board and the shareholders of the Company previously approved the authorization in the Articles of the issuance of up to 10,000,000 shares of Non-Voting Common Stock for the specific purpose of raising capital from private investors.  On September 8, 2015, the Company sold to one institutional investor 2,186,323 shares of Non-Voting Common Stock, and on June 27, 2016, the Company sold to institutional investors 1,739,874 shares of Non-Voting Common Stock, in each case in private placement transactions solely involving accredited investors. On October 25, 2018, the Company exchanged shares of its common stock for all of the outstanding shares of Non-Voting Common Stock. Following the exchange, no shares of Non-Voting Common Stock were outstanding. The Board, after careful consideration, determined that it is in the best interests of the Company and its shareholders to approve the Amendment and Restatement of the Articles of the Company solely to eliminate the entire series of Non-Voting Common Stock. The Board established the Non-Voting Common Stock to raise capital from certain institutional investors, and the terms of the stock were tailored to that investment through a process of negotiation.  Given the specific terms of the Non-Voting Common Stock and the fact that the Company is now a public reporting company and listed on Nasdaq, the Board does not believe it would be in a position to issue additional shares of Non-Voting Common Stock in future periods. Moreover, the Board believes that removing the Non-Voting Common Stock results in a simpler capital structure that is more comparable to the capital structure of many of its financial institution peers.

If approved by the requisite vote of the shareholders, the Amendment and Restatement will authorize the Company to issue up to 75,000,000 shares of common stock, par value $0.01 per share and 10,000,000 shares of preferred stock, par value $0.01 per share.  The Board believes that these two classes of authorized shares provide the Company with an appropriate level of flexibility in structuring future capital raising transactions and for using its stock as consideration in potential acquisitions. The Company will no longer be able to issue any shares of the Non-Voting Common Stock.

Shareholder Vote Necessary to Approve the Amendment and Restatement

Approval of the Amendment and Restatement by shareholders requires the affirmative vote of the holders of at least a majority of the voting power of all outstanding common stock of the Company present and entitled to vote thereon.  Abstentions with respect to this proposal will have the effect of a vote against the Amendment and Restatement.  Any “broker non-votes,” which occur when brokers are prohibited from exercising voting authority for beneficial owners who have not provided voting instructions or otherwise do not vote on the approval of the Amendment and Restatement will be disregarded and have no effect on the outcome of the vote.

Board Recommendation

The Board recommends that you vote “FOR” the approval of the Amendment and Restatement.  Proxies properly signed and returned will be voted “FOR” this proposal unless you specify otherwise.

PROPOSAL 3 – APPROVAL OF THE 2019 EQUITY INCENTIVE PLAN

A proposal will be presented at the Bridgewater Bancshares, Inc. annual shareholder meeting to approve the 2019 Plan. The Board adopted the 2019 Plan on January 22, 2019, effective April 23, 2019, subject to shareholder approval. A summary of the material provisions of the 2019 Plan is set forth below. A copy of the 2019 Plan is set forth as Appendix B.

Proposed 2019 Equity Incentive Plan

Our Board has adopted the 2019 Plan to promote the long-term financial success of the Company and its subsidiaries by attracting and retaining key employees and other individuals, and directed that the 2019 Plan be submitted for approval by our shareholders. We are submitting the 2019 Plan to our shareholders at this time to:

• supplement the 2017 Stock Option Plan by allowing the Company to grant full value equity awards not available under the 2017 Stock Option Plan; and
• with respect to incentive stock options, comply with rules under Section 422 of the Code, which require shareholder approval.

If the 2019 Plan is not approved by our shareholders, it will not be adopted, and we will continue to operate under the 2017 Stock Option Plan until its expiration. In the event the 2019 Plan is not approved, we believe that higher cash compensation may be required to attract and retain key employees and other individuals in lieu of full value equity awards.

If the 2019 Plan is approved by our shareholders, we may continue to grant incentive and non-statutory stock options under the 2017 Stock Option Plan until its expiration.

In determining the number of shares of Company common stock to be authorized under the 2019 Plan, the Board considered the effects of our size, number of outstanding shares of Company common stock, the number of shares authorized and outstanding under the 2017 Stock Option Plan, and employee headcount, and the Board believes that a share reserve of 1,000,000 shares is appropriate.

Important Considerations

We have adopted and are recommending that our shareholders approve the 2019 Plan because we believe the design of the 2019 Plan, and the number of shares reserved for issuance, are consistent with the interests of our shareholders and good corporate governance practices. In approving the 2019 Plan, our Compensation Committee and Board engaged an independent compensation consultant, F.W. Cook, to assist with establishing a proper share reserve for the 2019 Plan. In doing so, we considered both overhang and usage.

• Burn Rate; Duration of Authorized Shares. Burn rate (the measure of the annual rate at which companies use shares available for grant in their equity compensation plans), is an important factor for shareholders concerned about shareholder dilution. The burn rate is defined in terms of the gross number of equity awards granted during a calendar year divided by the weighted average of number of shares of common stock outstanding during the year. We believe our current three-year average burn rate of approximately 1.57% should be viewed favorably by our shareholders. We do not anticipate that projected usage of the 2019 Plan will vary materially from our historical usage, and estimate that the additional 1,000,000 shares to be authorized for issuance under the 2019 Plan, in combination with existing share reserves, will be sufficient for several years based on historical and anticipated usage.

• Overhang. Overhang is a measure that is sometimes used to assess the aggregate dilutive impact of equity programs such as the 2019 Plan. Overhang indicates the amount by which existing shareholder ownership would be diluted if the shares authorized for issuance under the 2019 Plan and the 2017 Stock Option Plan, coupled with the shares subject to outstanding awards, were issued. As of December 31, 2018 the Company had outstanding equity awards of 1,807,100 stock options (which represents current dilution of 5.6% relative to approximately 32,444,374 diluted shares currently outstanding) with a weighted average exercise price of $6.24 and weighted average remaining term of 7.5 years, no full-value awards (such as restricted stock awards or restricted stock units), and 540,000 shares remaining available in the 2017 Stock Option Plan (representing potential dilution of 1.7% which, combined with outstanding awards, represents overhang of approximately 7.2%). The approval of the new share pool of 1,000,000 shares to be authorized will result in overhang of approximately 10.0% relative to the approximately 33,444,374 diluted shares outstanding.  We believe this level of overhang should not be viewed as excessive by shareholders.

Shareholder Approval; Best Practices

The 2019 Plan submitted for approval reflects current practices in equity incentive plans that we consider best practices, such as:

• Independent Oversight. The 2019 Plan will be administered by the Compensation Committee, or subcommittee thereof, which is comprised of independent members of our Board.

• Double Trigger Change in Control Provisions. The change in control provisions under the 2019 Plan provide for acceleration of vesting of service based awards in the event of a change in control only if the 2019 Plan does not become an obligation of the successor entity or the participant incurs a termination of service without cause or for good reason following the change in control.

• No Evergreen Feature. The number of authorized shares under the 2019 Plan is fixed at 1,000,000. The 2019 Plan does not include an “evergreen” feature that would cause the number of authorized shares to automatically increase in future years.

• Conservative Share Reuse Provision. Shares subject to an award under the 2019 Plan will not be available for reuse if such shares are tendered in payment of a stock option, delivered or withheld to satisfy any tax withholding obligation, or not issued upon the settlement of a stock-settled stock appreciation right (SAR) or other award.

• Minimum Vesting Periods. Stock awards that are vested solely based on continued service, must have a vesting period of at least one year, with the exception that up to 5% of the share reserve may have a shorter vesting period for director awards.

• Dividends Subject to Vesting. Dividend payments or dividend equivalent payments on shares subject to outstanding awards may only be distributed upon the vesting of the underlying award, to the extent permitted by law.

• Clawback Policy Implementation. All awards under the 2019 Plan will be subject to any applicable law respecting recapture of compensation or the Company clawback policy in effect from time to time.

• Forfeiture Provisions. Upon a breach of a restrictive covenant, participants forfeit all outstanding awards (whether vested or unvested) and must repay to the Company any shares or profits realized, within one year prior to the participant’s termination of service and thereafter, from the exercise of awards or subsequent disposition of shares received in connection with the 2019 Plan.

• Multiple Award Types. The 2019 Plan permits the issuance of stock options, restricted stock units, restricted stock and other types of equity and cash incentive grants, subject to the share limits of the Plan. This breadth of award types will enable the Compensation Committee or the Board to tailor awards in light of the accounting, tax and other standards applicable at the time of grant. Historically, these standards have changed over time.

• Repricings Prohibited. Repricing of options and SARs generally is prohibited without prior shareholder approval, with customary exceptions for stock dividends or splits, reorganizations, recapitalizations and similar events.

• Discount Stock Options and SARs Prohibited. All options and SARs must have an exercise price equal to or greater than the fair market value of our common stock on the date the option or SAR is granted.

A summary of the material provisions of the 2019 Plan is set forth below. A copy of the 2019 Plan is set forth as Appendix B.

General

The 2019 Plan was adopted by our Board to promote the Company’s long-term financial success by providing a means to attract, retain and reward individuals who can and do contribute to such success, and to further align their interests with those of the Company’s shareholders. The 2019 Plan will be administered by the Compensation Committee, which has the authority to select award recipients from the eligible participants, determine the types of awards to be granted, and determine the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards, including any vesting or accelerated vesting requirements or conditions applicable to an award or awards.

The 2019 Plan incorporates a broad variety of cash-based and equity-based incentive compensation elements to provide the Compensation Committee with significant flexibility to appropriately address the requirements and limitations of recently applicable legal, regulatory and financial accounting standards in a manner mutually consistent with the purposes of the 2019 Plan and shareholder interests.

Subject to permitted adjustments for certain corporate transactions, the maximum number of shares that may be delivered to participants, or their beneficiaries, under the 2019 Plan is 1,000,000 shares of the Company’s common stock. To the extent that any shares of stock covered by an award (including stock awards) under the 2019 Plan expire or are not delivered for any reason, including because the award is forfeited, cancelled, or settled in cash, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the 2019 Plan. With respect to stock options for which payment of the exercise price is satisfied by tendering shares of stock of the Company, or by the net exercise of the award, the full number of shares of stock set forth in the award agreement will be counted for purposes of these limitations. With respect to shares covered by SARs that are settled in stock or other awards that are not issued upon settlement, the full number of shares set forth in the award agreement will be deemed issued or delivered for purposes of these limitations. Additionally, shares that are tendered to, or withheld by, the Company to satisfy any tax withholding obligations will be deemed to have been delivered for purposes of these limitations.

The 2019 Plan’s effective date will be April 23, 2019, subject to approval by the Company’s shareholders. If approved, the 2019 Plan will continue in effect as long as any awards are outstanding; provided, however, that no awards may be granted under the 2019 Plan after the ten-year anniversary of the effective date. Any awards that are outstanding after the tenth anniversary of the effective date shall remain subject to the terms of the 2019 Plan.

Additionally, the maximum number of shares subject to awards granted during a single calendar year to any one director participant, together with any cash fees paid to such Director Participant during such calendar year, shall not exceed a total value of $400,000. For purposes of this limitation, the value of any share based awards shall be determined based on the grant date fair value of such awards determined in accordance with generally accepted accounting principles.

The Compensation Committee or the Board may use shares of stock available under the 2019 Plan as the form of payment for grants or rights earned or due under any other compensation plans or arrangements of the Company or a subsidiary, including the plans and arrangements of the Company or a subsidiary assumed in business combinations.

In the event of a corporate transaction involving the stock of the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the foregoing share limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event; provided, however, that the Compensation Committee may adjust awards, or prevent the automatic adjustment of awards, to preserve the benefits or potential benefits of the awards.

Except as provided by the Compensation Committee or the Board, awards granted under the 2019 Plan are not transferable except as designated by the participant by will or by the laws of descent and distribution, or pursuant to a domestic relations order. The Compensation Committee has the discretion to permit the transfer of awards under the 2019 Plan; provided, however, that such transfers shall be limited to immediate family members of participants, trusts, partnerships, limited liability companies and other entities established for the primary benefit of such family members, or to charitable organizations, and as long as such transfers are made without value to the participant.

If the right to become vested in an award granted under the 2019 Plan to a participant is conditioned on the completion of a specified period of service with the Company or a subsidiary, without achievement of performance measures or other performance conditions being required as a condition of vesting, and without being granted instead of or in exchange for other compensation or awards, then the required period of service for full vesting must be at least one year. This minimum required period of service for full vesting does not apply to stock awards granted to directors provided that the aggregate of such grants does not exceed five percent of the total share reserve under the 2019 Plan.

The Compensation Committee or the Board may provide a participant with the right to receive dividend payments or dividend equivalent payments on shares subject to outstanding awards provided that such dividend payments or dividend equivalent payments will be withheld by the Company and only distributed upon the release of restrictions subject to the underlying award. If the underlying award is forfeited, the participant will have no rights to such dividend payments or dividend equivalent payments.

Eligibility

Selected employees and directors of, and service providers to, the Company or its subsidiaries are eligible to become participants in the 2019 Plan, except that non-employees may not be granted incentive stock options. The Compensation Committee or the Board will determine the specific individuals who will be granted awards under the 2019 Plan and the type and amount of any such awards.

Options

The Compensation Committee or the Board may grant incentive stock options or non-qualified stock options to purchase stock at a specified exercise price. Each award must be pursuant to an award agreement setting forth the terms and conditions of the individual award. Awards of stock options must expire no later than ten (10) years from the date of grant (and no later than five (5) years for incentive stock options granted to a person who beneficially owns 10% or more of the Company’s common stock).

The exercise price for any option may not be less than the fair market value of the Company’s common stock on the date the option is granted. In addition, the exercise price of an incentive stock option granted to a person who beneficially owns 10% or more of the Company’s common stock at the time of grant, may not be less than 110% of the fair market value of the stock on the date the option is granted. The exercise price of an option may, however, be higher or lower than the fair market value for an option granted in replacement of an existing award held by an employee or director of, or service provider to, a third party that is acquired by the Company or one of its subsidiaries, or under a prior plan. The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price, except as approved by the Company’s shareholders, as adjusted for corporate transactions described above, or in the case of options granted in replacement of existing awards granted under a prior plan.

Options awarded under the 2019 Plan will be exercisable in accordance with the terms established by the Compensation Committee or the Board. Any incentive stock option granted under the 2019 Plan that fails to continue to qualify as an incentive stock option will be deemed to be a non-qualified stock option and the Compensation Committee may unilaterally modify any incentive stock option to disqualify it as an incentive stock option. The full purchase price of each share of stock purchased upon the exercise of any option must be paid at the time of exercise of an option. Except as otherwise determined by the Compensation Committee, the exercise price of an option may be paid in cash, by personal, certified or cashiers’ check, in shares of the Company’s common stock (valued at fair market value as of the day of exercise) either via attestation or actual delivery, by other property deemed acceptable by the Compensation Committee, by irrevocably authorizing a third party to sell shares of the Company’s common stock and remit a sufficient portion of the proceeds to the Company to satisfy the exercise price and any tax withholding resulting from such exercise price, by payment through a net exercise such that, without the payment of any funds, the Participant may exercise the option and receive the net number of shares equal in value to the number of shares as to which the option is exercised, multiplied by a fraction, the numerator of which is the fair market value less the exercise price, and the denominator of which is the fair market value, or in any combination of the foregoing methods deemed acceptable by the Compensation Committee.

Stock Appreciation Rights

SARs entitle the participant to receive cash or stock equal in value to, or based on the value of, the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Compensation Committee or the Board. The exercise price for a SAR may not be less than the fair market value of the stock on the date the SAR is granted, provided, however, that the exercise price may be higher or lower than fair market value for a SAR granted in replacement of an existing award held by an employee or director of, or service provider to, a third party that is acquired by the Company or one of its subsidiaries or for SARs granted under a Predecessor Plan. SARs shall be exercisable in accordance with the terms established by the Compensation Committee or the Board.

Stock Awards

A stock award is a grant of shares of the Company’s common stock or a right to receive shares of the Company’s common stock, an equivalent amount of cash or a combination thereof in the future. Such awards may include, but are not limited to, bonus shares, stock units, performance shares, performance units, restricted stock, restricted stock units or any other equity-based award as determined by the Compensation Committee or the Board. The specific performance measures, performance objectives or period of service requirements are set by the Compensation Committee or the Board in its discretion.

Cash Incentive Awards

A cash incentive award is the grant of a right to receive a payment of cash, or the Company’s common stock having a value equivalent to the cash otherwise payable, determined on an individual basis or as an allocation of an incentive pool that is contingent on the achievement of performance objectives established by the Compensation Committee or the Board. The Compensation Committee or the Board may grant cash incentive awards that may be contingent on achievement of a participant’s performance objectives over a specified period established by the Compensation Committee or the Board. The grant of cash incentive awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Compensation Committee or the Board.

Acceleration

Any awards granted under the 2019 Plan may be subject to acceleration of vesting, to the extent permitted by the Compensation Committee or the Board, including, but not limited to, in the event of the participant’s death, disability, retirement, or involuntary termination or due to a change in control.

Forfeiture

Unless specifically provided to the contrary in the applicable award agreement, if a participant’s service is terminated for cause, any outstanding award held by such participant (whether vested or unvested) will be forfeited immediately and such participant will have no further rights under the award.

Further, except as otherwise provided by the Compensation Committee or the Board, if a participant breaches a non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant in any agreement between the participant and the Company or a subsidiary, whether before or after the participant’s termination of service, the participant will forfeit or pay the following to the Company:

• all outstanding awards granted to the participant under the 2019 Plan, including awards that have become vested or exercisable;

• any shares held by the participant in connection with the 2019 Plan that were acquired after the participant’s termination of service and within the 12‑month period immediately preceding the participant’s termination of service;

• the profit realized by the participant from the exercise of any stock options and SARs that the participant exercised after the participant’s termination of service and within the 12‑month period immediately preceding the participant’s termination of service; and

• the profit realized by the participant from the sale or other disposition of any shares received by the participant in connection with the 2019 Plan after the participant’s termination of service and within the 12‑month period immediately preceding the participant’s termination of service, where such sale or disposition occurs in such similar time period.

Change in Control

Unless otherwise provided in an award agreement, upon the occurrence of a change in control, all stock options and SARs under the 2019 Plan then held by the participant will become fully exercisable immediately only if, and all stock awards and cash incentive awards will become fully earned and vested immediately only if, (i) the 2019 Plan is not an obligation of the successor entity following a change in control or (ii) the 2019 Plan is an obligation of the successor entity following a change in control and the participant incurs a termination of service without cause or for good reason following the change in control.

If vesting of an outstanding award is conditioned upon the achievement of performance measures, then (i) if, at the time of the change in control, the established performance measures are less than 50% attained, then such award shall become vested and exercisable on a fractional basis with the numerator being the percentage of attainment and the denominator being 50% upon the change in control and (ii) if, at the time of the change in control, the performance measures are at least 50% attained, then such award shall become fully earned and vested immediately upon the change in control.

For purposes of the 2019 Plan, a “change in control” generally will be deemed to occur when (i) any person acquires the beneficial ownership of 50% or more of the common stock of the Company, except that the acquisition of an interest by a benefit plan sponsored by the Company or a corporate restructuring in which another member of the Company’s controlled group acquires such an interest generally will not be a change in control for purposes of the 2019 Plan, (ii) during any 12‑month period, a majority of the Board members serving as of the 2019 Plan’s effective date, or whose election was approved by a vote of a majority of the directors then in office, no longer serves as directors, or (iii) the Company combines or merges with another company and, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the voting stock of the resulting company.

In the event an award under the 2019 Plan constitutes “deferred compensation” for purposes of Section 409A of the Code, and the settlement or distribution of the award is triggered by a change in control, then such settlement or distribution will be subject to the event constituting the change in control also constituting a “change in control event” for purposes of Section 409A of the Code.

Amendment and Termination

The Board may at any time amend or terminate the 2019 Plan or any award granted under the 2019 Plan, provided that no amendment or termination may impair the rights of any participant without the participant’s written consent. The Board may not amend the provision of the 2019 Plan to materially increase the original number of shares that may be issued under the 2019 Plan (other than as provided in the 2019 Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the 2019 Plan, without approval of shareholders. However, the Compensation Committee may amend the 2019 Plan or any award agreement at any time, retroactively or otherwise, to ensure that the 2019 Plan complies with current or future law without shareholder approval, and the Compensation Committee may unilaterally amend the 2019 Plan and any outstanding award, without participant consent, in order to avoid the application of, or to comply with, Section 409A of the Code, and applicable regulations and guidance thereunder.

Clawback Policy

All awards, amounts and benefits received under the 2019 Plan will be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy, as may be in effect from time to time, or any applicable law even if adopted after the 2019 Plan becomes effective.

U.S. Federal Income Tax Considerations

The following is a summary of the U.S. federal income tax consequences that may arise in conjunction with participation in the 2019 Plan.

Non-Qualified Stock Options. The grant of a non-qualified option generally will not result in taxable income to the participant. Except as described below, the participant generally will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and the Company generally will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will generally be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option generally will not result in taxable income to the participant. The exercise of an incentive stock option generally will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code).

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price generally will be an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant generally will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price generally will be taxed to the participant as capital gain. A capital loss generally will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price and the Company generally will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant generally will recognize no income, and a capital loss generally will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights. The grant of a SAR generally will not result in taxable income to the participant. Upon exercise of a SAR, the fair market value of shares received generally will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Stock Awards. A participant who has been granted a stock award generally will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder generally will realize ordinary income in an amount equal to the then fair market value of those shares and the Company generally will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, generally will also be compensation income to the participant and the Company will be entitled to a corresponding deduction.

Cash Incentive Awards. A participant who has been granted a cash incentive award generally will not realize taxable income at the time of grant, provided that no cash is actually paid at the time of grant. Upon the payment of any cash in satisfaction of the cash incentive award, the participant generally will realize ordinary income in an amount equal to the cash award received and the Company will be entitled to a corresponding deduction.

Withholding of Taxes. The Company may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Compensation Committee, participants may tender cash, have shares withheld from awards or may tender previously owned shares to the Company to satisfy tax withholding requirements. The shares withheld from awards may not be used to satisfy more than the individual statutory tax rate for each applicable tax jurisdiction.

Change in Control. Any acceleration of the vesting or payment of awards under the 2019 Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under Section 280G of the Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.

Tax Advice

The preceding discussion is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the 2019 Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2019 Plan. The Company strongly encourages participants to consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

*     *     *     *     *

Equity Compensation Plans

The following table discloses the number of outstanding options, warrants and rights granted to participants by the Company under our equity compensation plans, as well as the number of securities remaining available for future issuance under these plans as of December 31, 2018. The table provides this information separately for equity compensation plans that have and have not been approved by security holders.  Additional information regarding stock incentive plans is presented in Note 16 to the Consolidated Financial Statements for the year ending December 31, 2018.

(c)
Number of
securities
	(a)		remaining
	Number of	(b)	available for
	securities to be	Weighted-	future issuance
	issued upon	average	under equity
	exercise of	exercise price	compensation
	outstanding	of outstanding	plans (excluding
	options,	options,	securities
	warrants and	warrants and	reflected in
Plan Category	rights	rights	column (a))
Equity compensation plans approved by shareholders (1)	1,807,100	$6.24	540,000
Equity compensation plans not approved by shareholders	—	—	—
Total	1,807,100	$6.24	540,000

(1)

Column (a) includes outstanding stock options granted from the Bridgewater Bancshares, Inc. 2017 Combined Incentive and Non-Statutory Stock Option Plan, the Bridgewater Bancshares, Inc. 2012 Combined Incentive and Non-Statutory Stock Option Plan, and the Bridgewater Bancshares, Inc. 2005 Combined Incentive and Non-Statutory Stock Option Plan. Column (c) reflects the remaining share reserve under the Bridgewater Bancshares, Inc. 2017 Combined Incentive and Non-Statutory Stock Option Plan.

The number and types of awards to be made pursuant to the 2019 Plan is subject to the discretion of the Compensation Committee. No determination has yet been made as to the awards, if any, that any eligible individuals will be granted in the future and, therefore, the benefits to be awarded under the Plan are not determinable.

Shareholder Vote Necessary to Adopt the 2019 Plan

Adoption of this proposal requires the affirmative vote of the holders of at least a majority of the voting power of all outstanding common stock of the Company present and entitled to vote thereon. Abstentions with respect to this proposal will have the effect of a vote against this proposal. Any “broker non-votes,” which occur when brokers are prohibited from exercising voting authority for beneficial owners who have not provided voting instructions or otherwise do not vote on the adoption of the 2019 Plan will be disregarded and have no effect on the outcome of the vote.

Board Recommendation

The Board recommends a vote “FOR” the approval of the 2019 Plan, as described in this proxy statement. Proxies properly signed and returned will be voted “FOR” this proposal unless you specify otherwise.

PROPOSAL 4 – RATIFICATION OF THE APPOINTMENT OF CLIFTONLARSONALLEN LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee of the Board has reappointed CliftonLarsonAllen LLP, independent certified public accountants, as the Company’s independent registered public accounting firm for the year ending December 31, 2019. Shareholders are being asked to ratify the appointment of CliftonLarsonAllen LLP as our independent registered public accounting firm for 2019.  If the appointment of CliftonLarsonAllen LLP is not ratified, the matter of the appointment of our independent registered public accounting firm will be considered by the Audit Committee.  Representatives of CliftonLarsonAllen LLP are expected to attend the meeting to respond to appropriate questions and to make a statement, if they so desire.

Shareholder Vote Necessary to Ratify the Appointment of CliftonLarsonAllen LLP as the Company’s Independent Registered Public Accounting Firm

Ratification of the appointment of CliftonLarsonAllen LLP as our independent registered public accounting firm requires the affirmative vote of the holders of at least a majority of the voting power of all outstanding common stock of the Company present and entitled to vote thereon. Abstentions with respect to this proposal will have the effect of a vote against this proposal. Any “broker non-votes,” which occur when brokers are prohibited from exercising voting authority for beneficial owners who have not provided voting instructions or otherwise do not vote on the proposal will be disregarded and have no effect on the outcome of the vote.

Board Recommendation

We recommend that you vote “FOR” the ratification of the appointment of CliftonLarsonAllen LLP to serve as our independent registered public accounting firm for the year ending December 31, 2019. Proxies properly signed and returned will be voted “FOR” this proposal unless you specify otherwise.

Accountant Fees

For the fiscal years ended December 31, 2018 and 2017, the Company incurred the following fees for professional services performed by CliftonLarsonAllen LLP:

	2018	2017
Audit Fees(1)	$214,000	$450,932
Audit-Related Fees(2)	—	—
All Other Fees(3)	6,254	31,410

(1)

Audit fees include fees for professional services performed by CliftonLarsonAllen LLP for (i) the audit of the Company’s consolidated financial statements, (ii) the review of the interim condensed consolidated financial statements included in quarterly reports on Form 10‑Q,  (iii) the services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements, and (iv) other services that generally only the principal accountant can provide.

(2)

Audit-related fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”  These services may include employee benefit plan audits, accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

(3)	All other fees include amounts billed for reimbursement of out-of-pocket costs, primarily relating to travel expense.

The Audit Committee, after consideration of these matters, does not believe that the rendering of these services by CliftonLarsonAllen LLP is incompatible with maintaining their independence as our principal accountants.

Audit Committee Pre-Approval Policy

Among other things, the Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm.  We have adopted a pre‑approval policy under which the Audit Committee approves in advance all audit and non-audit services to be performed by our independent registered public accounting firm.  As part of its pre‑approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the Security and Exchange Commission’s  rules on auditor independence.  In accordance with the pre‑approval policy, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by CliftonLarsonAllen LLP for up to twelve months from the date of the pre‑approval.  All of the services referred to above for 2018 were pre-approved by the Audit Committee.

APPENDIX A – SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF BRIDGEWATER BANCSHARES, INC.

(Original Articles of Incorporation filed April 21, 2005;

Amendment to the Articles of Incorporation filed August 31, 2015;

Amended and Restated Articles of Incorporation filed February 28, 2018)

Bridgewater Bancshares, Inc., a Minnesota corporation originally incorporated on April 21, 2005 and organized and existing under Chapter 302A of the Minnesota Business Corporation Act, as amended (the “MBCA”), does hereby certify that the Second Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) set forth below have been duly adopted in accordance with Sections 302A.131 and 302A.135 of the MBCA.

ARTICLE I

NAME

The name of the corporation is Bridgewater Bancshares, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE

The registered office of the Corporation is located at 3800 American Boulevard West, Suite 100, Bloomington, Minnesota 55431.

ARTICLE III

CAPITAL STOCK

(A)         The total number of shares the Corporation is authorized to issue shall be 85,000,000, of which (i) 75,000,000 shares shall be common stock, par value $0.01 per share (the “Common Stock”), and (ii) 10,000,000 shares shall be preferred stock, par value $0.01 (the “Preferred Stock”).

(B)         The Board of Directors of the Corporation is hereby expressly authorized to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

ARTICLE IV

PURPOSE

The purpose of the Corporation is to engage in any business purpose or purposes for which corporations may be formed under the MBCA.

ARTICLE V

POWERS

Subject to any limitations set forth by Minnesota statute or these Articles of Incorporation, the Corporation shall have all the powers necessary or convenient to carry out the purposes for which it is incorporated.

ARTICLE VI

PREEMPTIVE RIGHTS

No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of the Corporation, except to the extent provided by written agreement with the Corporation.

ARTICLE VII

CUMULATIVE VOTING

The right to cumulate votes in the election of directors shall not exist with respect to shares of stock of the Corporation.

ARTICLE VIII

ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined solely by the resolution of the Board of Directors in its sole and absolute discretion.

ARTICLE IX

NUMBER, CLASS AND TERM OF DIRECTORS

(A)         NUMBER OF DIRECTORS. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. Subject to the rights of the holders of one or more series of Preferred Stock then outstanding as provided for or fixed pursuant to the provisions of Article III, the total number of directors constituting the entire Board of Directors of the Corporation shall be no fewer than five nor more than eleven, with the then-authorized number of directors fixed from time to time by the Board of Directors.

(B)         CLASSES OF DIRECTORS. Other than those directors, if any, elected by the holders of any series of Preferred Stock pursuant to Article III, the Board of Directors shall be and is divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III. In the case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal in number as possible. No decrease in the number of directors shall shorten the term of any incumbent director.

(C)         TERM OF OFFICE. Except for the terms of such additional directors, if any, as elected by the holders of any series of Preferred Stock and as provided for or fixed pursuant to the provisions of Article III hereof, each director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which such director was elected; provided, that each director initially appointed to Class I shall serve for an initial term expiring at the Corporation’s first annual meeting of shareholders following the effectiveness of this provision; each director initially appointed to Class II shall serve for an initial term expiring at the Corporation’s second annual meeting of shareholders following the effectiveness of this provision; and each director initially appointed to Class III shall serve for an initial term expiring at the Corporation’s third annual meeting of shareholders following the effectiveness of this provision; provided further, that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal.

(D)         REMOVAL. Except for such additional directors, if any, as elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article III hereof, any director may be removed from office only for cause and only by the affirmative vote of at least a majority of the total voting power of the outstanding shares of the capital stock of the Corporation entitled to vote in any annual election of directors or class of directors, voting together as a single class.

(E)         VACANCIES.  Subject to the rights of the holders of one or more series of Preferred Stock then outstanding as provided for or fixed pursuant to the provisions of Article III, vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors shall be filled solely by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the shareholders. A director elected to fill a vacancy or a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

ARTICLE X

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Subject to the limitations of applicable federal and state banking laws and regulations, the Corporation shall indemnify the present and former officers and directors of the Corporation for such expenses and liabilities, in such manner, under such circumstances and to the fullest extent as required or permitted by the MBCA, as in effect from time to time, or as required or permitted by other provisions of law. Subject to the limitations of applicable federal and state banking laws and regulations, the Board may authorize the purchase and maintenance of insurance and the execution of individual agreements for the purpose of such indemnification, and the Corporation shall advance all reasonable costs and expenses (including attorneys’ fees) incurred in defending any action, suit or proceeding to all persons entitled to indemnification under this Article X, all in the manner, under the circumstances and to the extent permitted by the MBCA, as in effect from time to time. Unless otherwise approved by the Board, the Corporation shall not indemnify any employee of the Corporation who is not otherwise entitled to indemnification pursuant to this Article X.

ARTICLE XI

LIMITATION OF LIABILITY

No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article XI shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 302A.559 or 80A.76 of the Minnesota Statutes, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the effective date of this Article XI (including any predecessor provision).  No amendment to or repeal of this Article XI shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE XII

DIRECTOR ACTION WITHOUT A MEETING

The Board of Directors of the Corporation may take any action, other than an action requiring shareholder approval, by written action signed, or consented to by authenticated electronic communication, by the number of directors that would be required to take the same action at a meeting of the Board of Directors at which all directors were present.

ARTICLE XIII

CONTROL SHARE ACQUISITIONS

The Corporation shall be subject to the provisions of Section 302A.671 of the MBCA.

ARTICLE XIV

BUSINESS COMBINATION ACT

The Corporation shall be subject to the provisions of Section 302A.673 of the MBCA.

* * * * *

I, the undersigned, certify that I am signing this document as the person whose signature is required, or as agent of the person whose signature would be required who has authorized me to sign this document on such person’s behalf, or in both capacities. I further certify that the information in this document is true and correct and in compliance with the MBCA. I further certify that these Second Amended and Restated Articles of Incorporation have been approved by the shareholders pursuant to the MBCA.  I understand that by signing this document, I am subject to the penalties of perjury as set forth in Minn. Stat. Ann. § 609.48 as if I had signed this document under oath.

These Second Amended and Restated Articles of Incorporation shall be effective on the day they are filed with the Secretary of State.

Date: __________________, 2019

Signature of Authorized Person

Printed or Typed Name of Authorized Person

Title of Authorized Person

APPENDIX B – BRIDGEWATER BANCSHARES, INC. 2019 EQUITY INCENTIVE PLAN

Article 1

INTRODUCTION

Section 1.1           Purpose, Effective Date and Term. The purpose of this Bridgewater Bancshares, Inc. 2019 Equity Incentive Plan is to promote the long-term financial success of Bridgewater Bancshares, Inc. and its Subsidiaries by providing a means to attract, retain and reward individuals who can and do contribute to such success, and to further align their interests with those of the Shareholders. The “Effective Date” of the Plan is April 23, 2019, the date of the approval of the Plan by the Shareholders. The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted after the 10-year anniversary of the Effective Date.

Section 1.2          Participation.  Each employee and director of, and service provider (with respect to which issuances of securities may be registered under Form S-8) to, the Company and each Subsidiary who is granted, and currently holds, an Award in accordance with the provisions of the Plan shall be a “Participant” in the Plan. Award recipients shall be limited to employees and directors of, and service providers (with respect to which issuances of securities may be registered under Form S-8) to, the Company and its Subsidiaries; provided, however, that an Award (other than an ISO) may be granted to an individual prior to the date on which he or she first performs services as an employee, director or service provider, provided that such Award does not become vested prior to the date such individual commences such services.

Section 1.3           Definitions.  Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article 8).

Article 2

AWARDS

Section 2.1          General.  Any Award may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by a Participant cancels another Award held by the Participant. Each Award shall be subject to the provisions of the Plan and such additional provisions as the Committee may provide with respect to such Award and as may be evidenced in the Award Agreement. Subject to the provisions of Section 3.4(b), an Award may be granted as an alternative to or replacement of an existing award under the Plan, any other plan of the Company or a Subsidiary, a Predecessor Plan, or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or a Subsidiary, including the plan of any entity acquired by the Company or a Subsidiary. The types of Awards that may be granted include the following:

(a)      Stock Options. A stock option represents the right to purchase Shares at an exercise price established by the Committee. Any stock option may be either an ISO or a nonqualified stock option that is not intended to be an ISO. No ISOs may be (i) granted after the 10-year anniversary of the Effective Date or (ii) granted to a non-employee. To the extent the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year under all plans of the Company and its Subsidiaries exceeds $100,000, the stock options or portions thereof that exceed such limit shall be treated as nonqualified stock options. Unless otherwise specifically provided by the Award Agreement, any stock option granted under the Plan shall be a nonqualified stock option. All or a portion of any ISO granted under the Plan that does not qualify as an ISO for any reason shall be deemed to be a nonqualified stock option. In addition, any ISO granted under the Plan may be unilaterally modified by the Committee to disqualify such stock option from ISO treatment such that it shall become a nonqualified stock option.

(b)      Stock Appreciation Rights. A stock appreciation right (a “SAR”) is a right to receive, in cash, Shares or a combination of both (as shall be reflected in the respective Award Agreement), an amount equal to or based upon the excess of (i) the Fair Market Value at the time of exercise of the SAR over (ii) an exercise price established by the Committee.

(c)       Stock Awards. A stock award is a grant of Shares or a right to receive Shares (or their cash equivalent or a combination of both, as shall be reflected in the respective Award Agreement) in the future, excluding Awards designated as stock options, SARs or cash incentive awards by the Committee. Such Awards may include bonus shares, stock units, performance shares, performance units, restricted stock, restricted stock units or any other equity-based Award as determined by the Committee.

(d)      Cash Incentive Awards. A cash incentive award is the grant of a right to receive a payment of cash (or Shares having a value equivalent to the cash otherwise payable, excluding Awards designated as stock options, SARs or stock awards by the Committee, all as shall be reflected in the respective Award Agreement) determined on an individual basis or as an allocation of an incentive pool that is contingent on the achievement of performance objectives established by the Committee.

Section 2.2          Exercise of Stock Options and SARs. A stock option or SAR shall be exercisable in accordance with such provisions as may be established by the Committee; provided,  however, that a stock option or SAR shall expire no later than 10 years after its grant date (five years in the case of an ISO granted to a 10% Shareholder). The exercise price of each stock option and SAR shall be not less than 100% of the Fair Market Value on the grant date (or, if greater, the par value of a Share); provided, however, that the exercise price of an ISO shall not be less than 110% of Fair Market Value on the grant date in the case of a 10% Shareholder; and provided, further, that, to the extent permitted under Code Section 409A, and subject to Section 3.4(b), the exercise price may be higher or lower in the case of stock options and SARs granted in replacement of existing awards held by an employee, director or service provider granted by an acquired entity or under a Predecessor Plan. The payment of the exercise price of a stock option shall be by cash or, subject to limitations imposed by applicable law, by any of the following means unless otherwise determined by the Committee from time to time: (a) by tendering, either actually or by attestation, Shares acceptable to the Committee and valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell Shares acquired upon exercise of the stock option and to remit to the Company no later than the third business day following exercise of a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (c) by payment through a net exercise such that, without the payment of any funds, the Participant may exercise the option and receive the net number of Shares equal in value to (i) the number of Shares as to which the option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value (on the date of exercise) less the exercise price, and the denominator of which is such Fair Market Value (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); (d) by personal, certified or cashiers’ check; (e) by other property deemed acceptable by the Committee or (f) by any combination thereof.

Section 2.3          Restrictions on Stock Awards.  If the right to become vested in an Award granted to an employee Participant is conditioned on the completion of a specified period of service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives (whether or not related to the performance measures) being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, or other Awards, then the required period of service for full vesting shall not be less than one year (subject to acceleration of vesting, to the extent permitted by the Committee, as provided herein); provided, however, that the required period of service for full vesting with respect to stock awards shall not apply to Awards granted to Director Participants provided that the aggregate of such director grants do not exceed 5% of the total Share reserve set forth in Section 3.2(a).

Section 2.4           Dividends and Dividend Equivalents. Any Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares subject to the Award; provided, however, any dividend payments or dividend equivalent payments with respect to the Award shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the dividend payments or dividend equivalent payments withheld at a rate and subject to such terms as determined by the Committee. The dividend payments or dividend equivalent payments so withheld by the Committee and attributable to any particular Award (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such Award and, if such Award is forfeited, the Participant shall have no right to such dividend payments or dividend equivalent payments.

Section 2.5           Forfeiture of Awards.  Unless specifically provided to the contrary in an Award Agreement, upon notification of Termination of Service for Cause, any outstanding Award, whether vested or unvested, held by a Participant shall terminate immediately, such Award shall be forfeited and the Participant shall have no further rights thereunder.

Section 2.6           Deferred Compensation.  The Plan is, and all Awards are, intended to be exempt from (or, in the alternative, to comply with) Code Section 409A, and each shall be construed, interpreted and administered accordingly. The Company does not guarantee that any benefits that may be provided under the Plan will satisfy all applicable provisions of Code Section 409A. If any Award would be considered “deferred compensation” under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the applicable Award Agreement, without the consent of the Participant, to avoid the application of, or to maintain compliance with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award shall be deemed to constitute the Participant’s acknowledgment of, and consent to, the rights of the Committee under this Section 2.6, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of the Plan or pursuant to an Award Agreement shall not be applicable to an Award that is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

Article 3

SHARES SUBJECT TO PLAN

Section 3.1          Available Shares. The Shares with respect to which Awards may be granted shall be Shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including Shares purchased in the open market or in private transactions.

Section 3.2           Share Limitations.

(a)      Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of Shares that may be delivered under the Plan shall be 1,000,000 Shares (all of which may be granted as ISOs). The maximum number of Shares available for delivery under the Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 3.4.

(b)      Reuse of Shares. Any Shares subject to an Award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of a stock option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled SAR or other Awards that were not issued upon the settlement of the Award.

Section 3.3           Limitations on Grants to Director Participants.  The maximum number of Shares subject to Awards granted during a single calendar year to any Director Participant, together with any cash fees paid to such Director Participant during such calendar year, shall not exceed a total value of $400,000. For purposes of this Section 3.3, the value of any Share based Awards shall be determined based on the grant date fair value of such Awards computed in accordance with FASB ASC Topic 718 (or any successor provision in accordance with GAAP).

Section 3.4           Corporate Transactions; No Repricing.

(a)      Adjustments. To the extent permitted under Code Section 409A, to the extent applicable, in the event of a corporate transaction involving the Company or the Shares (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), all outstanding Awards, the number of Shares available for delivery under the Plan under Section 3.2 shall be adjusted automatically to proportionately and uniformly reflect such transaction; provided, however, that, subject to Section 3.4(b), the Committee may otherwise adjust Awards (or prevent such automatic adjustment) as it deems necessary, in its sole discretion, to preserve the benefits or potential benefits of the Awards and the Plan. Action by the Committee under this Section 3.4(a) may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding stock options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include (A) replacement of an Award with another award that the Committee determines has comparable value and that is based on stock of a company resulting from a corporate transaction, and (B) cancellation of an Award in return for cash payment of the current value of the Award, determined as though the Award were fully vested at the time of payment, provided that in the case of a stock option or SAR, the amount of such payment shall be the excess of the value of the stock subject to the option or SAR at the time of the transaction over the exercise price, and provided,  further, that no such payment shall be required in consideration for the cancellation of the Award if the exercise price is greater than the value of the stock at the time of such corporate transaction).

(b)      No Repricing. Notwithstanding any provision of the Plan to the contrary, no adjustment or reduction of the exercise price of any outstanding stock option or SAR in the event of a decline in Stock price shall be permitted without approval by the Shareholders or as otherwise expressly provided under Section 3.4(a). The foregoing prohibition includes (i) reducing the exercise price of outstanding stock options or SARs, (ii) cancelling outstanding stock options or SARs in connection with the granting of stock options or SARs with a lower exercise price to the same individual, (iii) cancelling stock options or SARs with an exercise price in excess of the current Fair Market Value in exchange for a cash or other payment, and (iv) taking any other action that would be treated as a repricing of a stock option or SAR under the rules of the primary securities exchange or similar entity on which the Shares are listed.

Section 3.5           Delivery of Shares.  Delivery of Shares or other amounts under the Plan shall be subject to the following:

(a)      Compliance with Applicable Laws. Notwithstanding any provision of the Plan to the contrary, the Company shall have no obligation to deliver any Shares or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b)      No Certificates Required. To the extent that the Plan provides for the delivery of Shares, the delivery may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.

Article 4

CHANGE IN CONTROL

Section 4.1           Consequence of a Change in Control. Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or in any Award Agreement, at the time of a Change in Control:

(a)      Subject to any forfeiture and expiration provisions otherwise applicable to the respective Awards, all stock options and SARs under the Plan then held by the Participant shall become fully exercisable immediately if, and all stock awards and cash incentive awards under the Plan then held by the Participant shall become fully earned and vested immediately if, (i) the Plan and the respective Award Agreements are not the obligations of the entity, whether the Company, a successor thereto or an assignee thereof, that conducts following a Change in Control substantially all of the business conducted by the Company and its Subsidiaries immediately prior to such Change in Control or (ii) the Plan and the respective Award Agreements are the obligations of the entity, whether the Company, a successor thereto or an assignee thereof, that conducts following a Change in Control substantially all of the business conducted by the Company and its Subsidiaries immediately prior to such Change in Control and the Participant incurs a Termination of Service without Cause or by the Participant for Good Reason following such Change in Control.

(b)      Notwithstanding the foregoing provisions of this Section 4.1, if the vesting of an outstanding Award is conditioned upon the achievement of performance measures, then such vesting shall be subject to the following:

(i)           If, at the time of the Change in Control, the established performance measures are less than 50% attained (as determined in the sole discretion of the Committee, but in any event, based pro rata in accordance with time lapsed through the date of the Change in Control in the event of any period-based performance measures), then such Award shall become vested and exercisable on a fractional basis with the numerator being equal to the percentage of attainment and the denominator being 50% upon the Change in Control.

(ii)          If, at the time of the Change in Control, the established performance measures are at least 50% attained (as determined in the sole discretion of the Committee, but in any event based pro rata in accordance with time lapsed through the date of the Change in Control in the event of any period-based performance measures), then such Award shall become fully earned and vested immediately upon the Change in Control.

Section 4.2           Definition of Change in Control.

(a)      For purposes of the Plan, “Change in Control” means the first to occur of the following:

(i)           The consummation of the acquisition by any “person” (as such term is defined in Section 13(d) or 14(d) of the Exchange Act) of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding Voting Securities of the Company;

(ii)          During any 12-month period, the individuals who, as of the Effective Date, are members of the Board cease for any reason to constitute a majority of the Board, unless either the election of, or the nomination for election by, the Shareholders of any new director was approved by a vote of a majority of the Board, in which case such new director shall for purposes of the Plan be considered as a member of the Board; or

(iii)         The consummation by the Company of (i) a merger, consolidation or other similar transaction if the Shareholders immediately before such merger, consolidation or other similar transaction do not, as a result of such merger, consolidation or other similar transaction, own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the Voting Securities of the Company outstanding immediately before such merger or consolidation or (ii) a complete liquidation or dissolution of, or an agreement for the sale or other disposition of, all or substantially all of the assets of the Company.

(b)       Notwithstanding any provision in the foregoing definition of Change in Control to the contrary, a Change in Control shall not be deemed to occur solely because 50% or more of the combined voting power of the then outstanding securities of the Company are acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity or (ii) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the Shareholders in the same proportion as their ownership of Stock immediately prior to such acquisition.

(c)       Further notwithstanding any provision in the foregoing definition of Change in Control to the contrary, in the event that any Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under such Award is to be triggered by a Change in Control, then such settlement or distribution shall be subject to the event constituting the Change in Control also constituting a “change in control event” under Code Section 409A.

Article 5

COMMITTEE

Section 5.1           Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Article 5. The Committee shall be selected by the Board, provided that the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and an “independent director” (within the meaning of the rules of the securities exchange which then constitutes the principal listing for the Stock), in each case to the extent required by the Exchange Act or the applicable rules of the securities exchange which then constitutes the principal listing for the Stock, respectively.  Subject to the applicable rules of any securities exchange or similar entity, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

Section 5.2           Powers of Committee. The Committee’s administration of the Plan shall be subject to the other provisions of the Plan and the following:

(a)      The Committee shall have the authority and discretion to select from among the Company’s and each Subsidiary’s’ employees, directors and service providers those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms of Awards, to cancel or suspend Awards and to reduce or eliminate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award.

(b)      The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)       The Committee shall have the authority to define terms not otherwise defined in the Plan.

(d)      Any interpretation of the Plan by the Committee and any decision made by it under the Plan shall be final and binding on all persons.

(e)       In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and bylaws of the Company and to all applicable law.

Section 5.3          Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of any securities exchange or similar entity, the Plan, the charter of the Committee, or as necessary to comply with the exemptive provisions of Rule 16b-3 of the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers under the Plan to any person or persons selected by it.  The acts of such delegates shall be treated under the Plan as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4          Information to be Furnished to Committee. As may be permitted by applicable law, the Company and each Subsidiary shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties under the Plan. The records of the Company and each Subsidiary as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive with respect to all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan shall furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5          Expenses and Liabilities. All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan or any Award Agreement shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration and interpretation of the Plan, and the Company, and its officers and directors, shall be entitled to rely upon the advice, opinions and valuations of any such persons.

Article 6

AMENDMENT AND TERMINATION

Section 6.1           General. The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement; provided,  however, that no amendment or termination may (except as provided in Section 2.6,  Section 3.4 and Section 6.2), in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), impair the rights of any Participant or beneficiary under any Award granted prior to the date such amendment or termination is adopted by the Board; and provided, further, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan; (b) materially increase the aggregate number of securities that may be delivered under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) immediately above is approved by the Shareholders.

Section 6.2          Amendment to Conform to Law. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or the Award Agreement to any applicable law. By accepting an Award, the Participant shall be deemed to have acknowledged and consented to any amendment to an Award made pursuant to this Section 6.2,  Section 2.6 or Section 3.4 without further consideration or action.

Article 7

GENERAL TERMS

Section 7.1           No Implied Rights.

(a)      No Rights to Specific Assets. No person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary, including any specific funds, assets, or other property that the Company or a Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, distributable in accordance with the provisions of the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan or an Award Agreement shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to provide any benefits to any person.

(b)      No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant shall not give any person the right to be retained in the service of the Company or a Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the Plan. No individual shall have the right to be selected to receive an Award, or, having been so selected, to receive a future Award.

(c)       No Rights as a Shareholder. Except as otherwise provided in the Plan, no Award shall confer upon the holder thereof any rights as a Shareholder prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2           Transferability. Except as otherwise provided by the Committee, Awards are not transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a domestic relations order. The Committee shall have the discretion to permit the transfer of Awards; provided, however, that such transfers shall be limited to immediate family members of Participants, trusts, partnerships, limited liability companies and other entities that are permitted to exercise rights under Awards in accordance with Form S-8 established for the primary benefit of such family members or to charitable organizations; and provided, further, that such transfers shall not be made for value to the Participant.

Section 7.3          Designation of Beneficiaries. A Participant hereunder may file with the Company a designation of a beneficiary or beneficiaries under the Plan and may from time to time revoke or amend any such designation. Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not have any further liability to anyone.

Section 7.4          Non-Exclusivity. Neither the adoption of the Plan by the Board nor the submission of the Plan to the Shareholders for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable.

Section 7.5         Award Agreement. Each Award shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be made available to the Participant, and the Committee may require that the Participant sign a copy of the Award Agreement.

Section 7.6          Form and Time of Elections. Unless otherwise specified in the Plan, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such terms or conditions, not inconsistent with the provisions of the Plan, as the Committee may require.

Section 7.7         Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information that the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8         Tax Withholding. All distributions under the Plan shall be subject to withholding of all applicable taxes and the Committee may condition the delivery of any Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (a) through cash payment by the Participant; (b) through the surrender of Shares that the Participant already owns or (c) through the surrender of Shares to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such Shares under clause (c) may not be used to satisfy more than the maximum individual statutory tax rate for each applicable tax jurisdiction, or such lesser amount as established by the Company.

Section 7.9          Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company.

Section 7.10        Indemnification. To the fullest extent permitted by law, each person who is or shall have been a member of the Committee or the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her (provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf), unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 7.11        No Fractional Shares. Unless otherwise permitted by the Committee, no fractional Shares shall be delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Shares or other property shall be delivered or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 7.12        Governing Law. The Plan, all Awards, and all actions taken in connection herewith and therewith shall be governed by and construed in accordance with the laws of the State of Minnesota without reference to principles of conflict of laws, except as superseded by applicable federal law.

Section 7.13        Benefits Under Other Plans. Except as otherwise provided by the Committee, Awards granted to a Participant (including the grant and the receipt of benefits) shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any qualified retirement plan, nonqualified plan and any other benefit plan maintained by the Participant’s employer.

Section 7.14         Validity. If any provision of the Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been included in the Plan.

Section 7.15         Notice. Unless provided otherwise in an Award Agreement or policy adopted from time to time by the Committee, all communications to the Company provided for in the Plan, or any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the Company at the address set forth below:

Bridgewater Bancshares, Inc.

Attn: Ben Klocke

3800 American Boulevard West, Suite #100
Bloomington, MN 55431

Such communications shall be deemed given:

(a)      In the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)      In the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

(c)       In the case of facsimile, the date upon which the transmitting party receives confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any communication be deemed to be given later than the date it is actually received, provided it is actually received. In the event a communication is not received, it shall be deemed received only upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service provider. Communications that are to be delivered by facsimile, U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s General Counsel.

Section 7.16         Clawback Policy.  Any Award, amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other similar action in accordance with any applicable Company clawback policy (the “Policy”) or any applicable law. A Participant’s receipt of an Award shall be deemed to constitute the Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of (i) the Policy and any similar policy established by the Company that may apply to the Participant, whether adopted prior to or following the making of any Award and (ii) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, as well as the Participant’s express agreement that the Company may take such actions as are necessary to effectuate the Policy, any similar policy and applicable law, without further consideration or action.

Section 7.17       Breach of Restrictive Covenants.  Except as otherwise provided by the Committee, notwithstanding any provision of the Plan to the contrary, if the Participant breaches a non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant set forth in an Award Agreement or any other agreement between the Participant and the Company or a Subsidiary, whether during or after the Participant's Termination of Service, in addition to and not in limitation of any other rights, remedies, damages, penalties or restrictions available to the

Company under the Plan, an Award Agreement, any other agreement between the Participant and the Company or a Subsidiary, or otherwise at law or in equity, the Participant shall forfeit or pay to the Company:

(a)      Any and all outstanding Awards granted to the Participant, including Awards that have become vested or exercisable;

(b)      Any Shares held by the Participant in connection with the Plan that were acquired by the Participant after the Participant's Termination of Service and within the 12-month period immediately preceding the Participant's Termination of Service;

(c)       The profit realized by the Participant from the exercise of any stock options and SARs that the Participant exercised after the Participant's Termination of Service and within the 12-month period immediately preceding the Participant's Termination of Service, which profit is the difference between the exercise price of the stock option or SAR and the Fair Market Value of any Shares or cash acquired by the Participant upon exercise of such stock option or SAR; and

(d)      The profit realized by the Participant from the sale, or other disposition for consideration, of any Shares received by the Participant in connection with the Plan after the Participant's Termination of Service and within the 12-month period immediately preceding the Participant's Termination of Service and where such sale or disposition occurs in such similar time period.

Article 8

DEFINED TERMS; CONSTRUCTION

Section 8.1          Definitions. In addition to the other definitions contained in the Plan, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)      “10% Shareholder” means an individual who, at the time of grant, owns Voting Securities possessing more than 10% of the total combined voting power of the Voting Securities.

(b)      “Award” means an award under the Plan.

(c)       “Award Agreement” means the document that evidences the terms and conditions of an Award. Such document shall be referred to as an agreement regardless of whether a Participant’s signature is required.

(d)      “Board” means the Board of Directors of the Company.

(e)       If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “cause” (or the like), then, for purposes of the Plan, the term “Cause” has the meaning set forth in such agreement; and in the absence of such a definition, “Cause” means (i) any act of (A) fraud or intentional misrepresentation or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or a Subsidiary, (ii) willful violation of any law, rule or regulation in connection with the performance of the Participant's duties to the Company or a Subsidiary (other than traffic violations or similar offenses), (iii) with respect to any employee of the Company or a Subsidiary, commission of any act of moral turpitude or conviction of a felony or (iv) the willful or negligent failure of the Participant to perform the Participant’s duties to the Company or a Subsidiary in any material respect.

Further, the Participant shall be deemed to have terminated for Cause if, after the Participant’s Termination of Service, facts and circumstances arising during the course of the Participant’s employment with the Company are discovered that would have constituted a termination for Cause.

Further, all rights a Participant has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Board or its designee or during any negotiations between the Board or its designee and the Participant regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of “Cause.”

(f)       “Change in Control” has the meaning ascribed to it in Section 4.2.

(g)      “Code” means the Internal Revenue Code of 1986.

(h)      “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder.

(i)       “Committee” means the Committee acting under Article 5, and in the event a Committee is not currently appointed, the Board.

(j)       “Company” means Bridgewater Bancshares, Inc., a Minnesota corporation.

(k)      “Director Participant” means a Participant who is a member of the Board or the board of directors of a Subsidiary that is not otherwise an employee of the Company or a Subsidiary.

(l)       “Disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering the Company’s or a Subsidiary’s employees.

(m)     “Effective Date” has the meaning ascribed to it in Section 1.1.

(n)      “Exchange Act” means the Securities Exchange Act of 1934.

(o)      “Fair Market Value”  means, as of any date, the officially-quoted closing selling price of the Shares on such date on the principal national securities exchange on which Shares are listed or admitted to trading or, if there have been no sales with respect to Shares on such date, or if the Shares are not so listed or admitted to trading, the Fair Market Value shall be the value established by the Committee in good faith and, to the extent required, in accordance with Code Section 409A and Section 422 of the Code.

(p)      “Form S-8” means a Registration Statement on Form S-8 promulgated by the U.S. Securities and Exchange Commission or any successor thereto.

(q)      If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “good reason” (or the like), then, for purposes of the Plan, the term “Good Reason” has the meaning set forth in such agreement; and in the absence of such a definition, “Good Reason” means the occurrence of any one of the following events, unless the Participant agrees in writing that such event shall not constitute Good Reason:

(i)           A material, adverse change in the nature, scope or status of the Participant’s position, authorities or duties from those in effect immediately prior to the applicable Change in Control;

(ii)          A material reduction in the Participant’s aggregate compensation or benefits in effect immediately prior to the applicable Change in Control; or

(iii)         Relocation of the Participant’s primary place of employment of more than 50 miles from the Participant’s primary place of employment immediately prior to the applicable Change in Control, or a requirement that the Participant engage in travel that is materially greater than prior to the applicable Change in Control.

Notwithstanding any provision of this definition to the contrary, prior to the Participant’s Termination of Service for Good Reason, the Participant must give the Company written notice of the existence of any condition set forth in clause (i) – (iii) immediately above within 90 days of its initial existence and the Company shall have 30 days from the date of such notice in which to cure the condition giving rise to Good Reason, if curable. If, during such 30-day period, the Company cures the condition giving rise to Good Reason, the condition shall not constitute Good Reason. Further notwithstanding any provision of this definition to the contrary, in order to constitute a termination for Good Reason, such termination must occur within 12 months of the initial existence of the applicable condition.

(r)       “ISO” means a stock option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code.

(s)       “Participant” has the meaning ascribed to it in Section 1.2.

(t)       “Plan” means the Bridgewater Bancshares, Inc. 2019 Equity Incentive Plan.

(u)      “Policy” has the meaning ascribed to it in Section 7.16.

(v)      “Predecessor Plan” means, collectively, the Bridgewater Bancshares, Inc. 2005 Combined Incentive and Non-Statutory Stock Option Plan, the Bridgewater Bancshares, Inc. 2012 Combined Incentive and Non-Statutory Stock Option Plan, and the Bridgewater Bancshares, Inc. 2017 Combined Incentive and Non-Statutory Stock Option Plan.

(w)      “SAR” has the meaning ascribed to it in Section 2.1(b).

(x)      “Securities Act” means the Securities Act of 1933.

(y)      “Share” means a share of Stock.

(z)       “Shareholders” means the shareholders of the Company.

(aa)    “Stock” means the common stock of the Company, $0.01 par value per share.

(bb)    “Subsidiary” means any corporation or other entity that would be a “subsidiary corporation,” as defined in Section 424(f) of the Code, with respect to the Company.

(cc)     “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an employee and director of, and service provider to the Company and each Subsidiary, regardless of the reason for such cessation, subject to the following:

(i)           The Participant’s cessation as an employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(ii)          The Participant’s cessation as an employee or service provider shall not be deemed to occur by reason of the Participant’s being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s services.

(iii)         If, as a result of a sale or other transaction, the Subsidiary for whom the Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an employee or director of, or service provider to, the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.

(iv)         A service provider, other than an employee or director, whose services to the Company or a Subsidiary are governed by a written agreement with such service provider shall cease to be a service provider at the time the provision of services under such written agreement ends (without renewal); and such a service provider whose services to the Company or a Subsidiary are not governed by a written agreement with the service provider shall cease to be a service provider on the date that is 90 days after the date the service provider last provides services requested by the Company or a Subsidiary.

(v)          Notwithstanding the foregoing, in the event that any Award constitutes deferred compensation, the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “separation from service” as defined under Code Section 409A.

(dd)    “Voting Securities” means any securities that ordinarily possess the power to vote in the election of directors without the happening of any precondition or contingency.

Section 8.2           Construction. In the Plan, unless otherwise stated, the following uses apply:

(a)      Actions permitted under the Plan may be taken at any time in the actor’s reasonable discretion;

(b)      References to a statute shall refer to the statute and any amendments and any successor statutes, and to all regulations promulgated under or implementing the statute, as amended, or its successors, as in effect at the relevant time;

(c)       In computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, and including”;

(d)      References to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)       Indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company;

(f)       The words “include,” “includes” and “including” mean “include, without limitation,” “includes, without limitation” and “including, without limitation,” respectively;

(g)      All references to articles and sections are to articles and sections in the Plan unless otherwise specified;

(h)      All words used shall be construed to be of such gender or number as the circumstances and context require;

(i)       The captions and headings of articles and sections appearing in the Plan have been inserted solely for convenience of reference and shall not be considered a part of the Plan, nor shall any of them affect the meaning or interpretation of the Plan or any of its provisions;

(j)       Any reference to an agreement, plan, policy, form, document or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document or set of documents, shall mean such agreement, plan, policy, form, document or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)      All accounting terms not specifically defined in the Plan shall be construed in accordance with GAAP.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 22, 2019. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. BRIDGEWATER BANCSHARES, INC. 3800 AMERICAN BOULEVARD WEST, SUITE 100 BLOOMINGTON, MINNESOTA 55431 During The Meeting - Go to www.virtualshareholdermeeting.com/BWB2019 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 22, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E59514-P16539 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. BRIDGEWATER BANCSHARES, INC. For Withhold For All AllAllExcept The Board of Directors recommends you vote FOR the following Class I Directors: ! ! ! 1. Election of three Class I Directors Nominees: 01) James S. Johnson 02) Douglas J. Parish 03) David J. Volk For Against Abstain The Board of Directors recommends you vote FOR proposals 2, 3 and 4: ! ! ! ! ! ! ! ! ! 2. Approve the second amendment and restatement of the articles of incorporation of Bridgewater Bancshares, Inc. to cancel the entire class of non-voting common stock, $0.01 par value per share. Approve the Bridgewater Bancshares, Inc. 2019 Equity Incentive Plan. 3. 4. Ratify the appointment of CliftonLarsonAllen LLP as our independent registered public accounting firm for the year ending December 31, 2019. NOTE: Transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Yes ! No ! Yes ! No ! Please indicate if you plan to attend this meeting. HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at https://materials.proxyvote.com/108621 E59515-P16539 BRIDGEWATER BANCSHARES, INC. Annual Meeting of Shareholders April 23, 2019 2:00 p.m. This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Ben M. Klocke and Nick L. Place, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BRIDGEWATER BANCSHARES, INC. that the shareholder(s) is/are entitled to vote at the annual meeting of shareholders to be held at 2:00 p.m., Central Time on April 23, 2019, at the virtual shareholder meeting, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side